UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LIFETIME BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019 Annual Meeting and Proxy Statement June 27, 2019 Garden City, New York

MESSAGE FROM THE CHAIRMAN OF THE BOARD OF DIRECTORS

Dear Fellow Stockholder:

I invite you to attend our Annual Meeting of Stockholders on Thursday, June 27, 2019 at 10:30 a.m. Eastern Time, at our office, located at 1000 Stewart Avenue, Garden City, New York 11530.

At the Annual Meeting, you will be asked: to elect a board of ten directors; to ratify the appointment of our independent registered public accounting firm; and to approve the compensation of the Company’s named executive officers. We will also be sharing with you recent news about the Company, and you will be given the opportunity to ask questions and express your opinions about Lifetime Brands. You also will be able to see many of the outstanding, innovative products and brands that we proudly feature in our portfolio of kitchenware, tableware and other products.

Please visit our website, www.lifetimebrands.com, where you will find this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2018.

On behalf of our directors and our management team, I thank you for your continued support of Lifetime Brands.

Best regards,

/s/ Jeffrey Siegel
Jeffrey Siegel
Chairman of the Board of Directors
April 30, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 27, 2019: The Proxy Statement, form of proxy, and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available free of charge at www.envisionreports.com/LCUT. If you require directions to the Annual Meeting, please contact us at (516) 683-6000.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 27, 2019, 10:30 a.m. Eastern Time

1000 Stewart Avenue, Garden City, New York 11530

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530 on Thursday, June 27, 2019 at 10:30 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:

(1)

To elect to the board of directors the ten persons named in the accompanying Proxy Statement, each to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019; and

(3)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 29, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s office, 1000 Stewart Avenue, Garden City, New York 11530, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Sara Shindel
Sara Shindel
Secretary
Garden City, New York
April 30, 2019

PROXY STATEMENT SUMMARY

VOTING MATTERS & BOARD RECOMMENDATIONS

Proposal No.	Proposal	Board Recommends
1	To elect a board of directors consisting of ten directors named in this proxy statement to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	FOR each nominee

2	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019	FOR

3	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers	FOR

BOARD NOMINEES AND COMMITTEE ASSIGNMENTS

There are ten director nominees for election at our 2019 Annual Meeting, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees are currently serving as directors of the Company and were elected to the board of directors (the “Board”) at the last Annual Meeting.

With respect to Messrs. Kay, Pollack and Schnabel, as previously disclosed, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Taylor Parent, LLC, a Delaware limited liability company (“Taylor Parent”), and Taylor Holdco, LLC, a Delaware limited liability company (dba Filament Brands, and which the Company refers to as “Filament”) and related entities, providing for the acquisition of Filament by the Company (the “Filament Acquisition”). In connection with the Merger Agreement, the Company entered into a stockholders agreement (the “Stockholders Agreement”) by and among the Company, Taylor Parent and other related stockholders. Pursuant to the Merger Agreement and the Stockholders Agreement, the Company was required to appoint three Taylor designees to the Board. On March 1, 2018, effective upon the closing of the Filament Acquisition, the Board unanimously voted to expand the Board and to appoint Messrs. Kay, Pollack and Schnabel to fill the newly created vacancies on the Board. Messrs. Kay, Pollack and Schnabel were subsequently elected to the Board by the Company’s stockholders at the 2018 Annual Meeting and are standing for re-election to the Board at the 2019 Annual Meeting.

Name	Age	Main Occupation	Joined Board	Committee Assignment
Jeffrey Siegel	76	Chairman/Executive Chairman, Lifetime Brands, Inc.	1967	SP, Exec (Chair)

Robert B. Kay	57	CEO, Lifetime Brands, Inc.	2018

Michael J. Jeary	72	Retired advertising executive	2005	Nom/Gov, SP (Chair), Comp

John Koegel*	67	Principal, Jo-Tan, LLC	2008	Nom/Gov (Chair), SP, Audit, Comp, Exec

Cherrie Nanninga	70	Partner, Real Estate Solutions Group	2003	Nom/Gov, Audit, Comp (Chair)

Craig Phillips	68	Retired, Senior VP – Distribution[1], Lifetime Brands, Inc.	1974	Nom/Gov

Bruce G. Pollack	60	Managing Partner, Centre Partners Management, LLC	2018	Nom/Gov, Comp

Dennis E. Reaves	76	Consultant	2013	Nom/Gov, SP

Michael J. Regan	77	Retired Certified Public Accountant	2012	Nom/Gov, Audit (Chair)

Michael Schnabel	41	Partner, Centre Partners Management, LLC	2018	Nom/Gov, SP

Abbreviations: Nom/Gov = Nominating/Governance Committee; Audit = Audit Committee; SP = Strategic Planning Committee; Comp = Compensation Committee; Exec = Executive Committee

* Independent Lead Director

1 Mr. Phillips retired and resigned as Senior Vice-President – Distribution, effective January 2, 2015.

CORPORATE GOVERNANCE PRACTICES

Our corporate governance practices include the following best practices:

●	a majority vote director resignation policy,
●	a lead independent director on our Board,
●	the annual election of directors,
●	a compensation philosophy for named executive officers aligning compensation with short-term and long-term performance, including drivers of stockholder value,
●	stock ownership guidelines for directors,
●	stock ownership guidelines for our executive officers,
●	stockholders can take action by written consent,
●	anti-hedging provisions,
●	stockholders have the right to remove directors with or without cause, and
●	our strong corporate citizenship, including our donation practices, our partnership with organizations and our avoidance of the use of conflict minerals.

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO WISH MAY ATTEND THE ANNUAL MEETING. STOCKHOLDERS WHO HAVE SUBMITTED COMPLETED PROXY CARDS MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

LIFETIME BRANDS, INC.

1000 Stewart Avenue

Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 27, 2019

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”, “us” or “we”), for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on April 29, 2019 are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy shall be mailed to stockholders on or about May 6, 2019.

THE ANNUAL MEETING

On April 29, 2019, there were 20,921,967 shares of the Company’s common stock, $0.01 par value, issued and outstanding. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted to a vote of stockholders at the Annual Meeting.

All shares of common stock represented by properly executed proxies or voting instruction forms will be voted at the Annual Meeting in accordance with the directions marked on the proxies or voting instruction forms, unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR Proposal 1 – the election of each nominee named under Election of Directors, FOR Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019 and FOR Proposal 3 – the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Annual Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

VOTE REQUIRED FOR APPROVAL

A majority of our outstanding shares of common stock present at the Annual Meeting, in person or by proxy, and entitled to vote shall constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Assuming a quorum is present, (1) directors shall be elected by a plurality of the votes cast in the election of directors, (2) the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and (3) the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is necessary to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or vote for all nominees except those specific nominees from whom you withhold your vote. The ten nominees receiving the most “FOR” votes will be elected. Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than ten directors and stockholders may not cumulate votes for the election of any directors.

With respect to Proposals 2 and 3, you may vote for, against or abstain from voting on any of these proposals.

If a stockholder, present in person or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter. Thus, an abstention from voting on either Proposal 2 or 3 has the same effect as a vote “against” the matter.

Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. New York Stock Exchange rules prohibit brokers from voting on Proposals 1 and 3 without receiving instructions from the beneficial owner of the shares. Brokers may vote on Proposal 2 absent instructions from the beneficial owner.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but, in the absence of instructions, shares subject to such broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum.

In determining whether a proposal has received the requisite number of votes, broker non-votes will have no effect on the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) and will have no effect on the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote (Proposal 3).

HOW TO VOTE

You may vote your shares by one of the following methods:

INTERNET: To vote your shares by Internet, please visit the website listed on your proxy card or voting instruction form and follow the on-screen instructions. If you vote by Internet, you do not need to mail your proxy card or voting instruction form.

TELEPHONE: To vote your shares by telephone, please follow the instructions on your proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card or voting instruction form.

MAIL: To vote your shares by mail, please follow the instructions on your proxy card or voting instruction form. Please be sure to sign and date your completed proxy card or voting instruction form before mailing. If you do not sign your proxy card or voting instruction form, your votes cannot be counted. Please mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

IN PERSON: You may also attend the Annual Meeting and vote in person. Please bring photo identification. If you own your stock in “street name” and wish to vote your shares in person at the Annual Meeting, you must obtain and bring to the meeting a legal proxy from the bank or the brokerage firm holding your shares.

MAJORITY VOTING GOVERNANCE PRINCIPLE

Although our Bylaws provide for a plurality voting standard for the election of directors, our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. For this purpose, a “majority of votes cast” means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Accordingly, subsequent to the election of directors at the Annual Meeting, any elected director who is not elected by an affirmative vote of a majority of the votes cast at the Annual Meeting shall submit his or her resignation to our Board, to be effective upon the Board’s determination of whether to accept or reject the resignation. Upon receipt by our Board of such resignation, our Board shall, in its sole judgment and discretion, within 90 days from the submission of such director’s resignation as a director of the Company, determine whether to accept or reject such director’s resignation. If our Board rejects such director’s resignation as a director of the Company, then we shall prepare and file a Form 8-K to explain our Board’s rationale for its rejection of such director’s resignation.

PROXY SOLICITATION

We will bear the cost of preparing, printing, assembling and mailing the form of proxy, this Proxy Statement, the 2018 Annual Report and other materials that may be sent to stockholders in connection with this solicitation. We have retained Georgeson, a proxy solicitation firm, at an estimated cost of $8,500 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Georgeson may solicit votes personally or by telephone, mail or electronic means. In addition, Georgeson and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at our request. In addition to the solicitation of proxies by the use of mail, our officers and other employees may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation. We will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2019 (except where otherwise noted) based on a review of information filed with the SEC and our records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all our directors and executive officers as a group.

Name of beneficial owner	Number of shares beneficially owned		Percent of shares beneficially owned*
DIRECTORS AND EXECUTIVE OFFICERS (1)
Jeffrey Siegel	1,508,170 (2)		7.1%
Craig Phillips	642,039 (3)		3.1%
Daniel Siegel	434,552 (4)		2.1%
Ronald Shiftan	395,121 (5)		1.9%
Laurence Winoker	116,308 (6)		†
Robert B. Kay	128,500 (7)		†
Michael J. Jeary	80,600 (8)		†
Cherrie Nanninga	57,100 (9)		†
John Koegel	39,085		†
Michael J. Regan	26,134		†
Dennis E. Reaves	20,558		†
Bruce G. Pollack	5,891,794 (10)		28.2%
Michael Schnabel	7,086		†
All directors and executive officers as a group (13 persons)	9.347,047		44.7%

Name of beneficial owner	Number of shares beneficially owned		Percent of shares beneficially owned
Centre Partners V, L.P. 601 Lexington Avenue, 55th Floor New York, New York 10022	5,884,708	(11)	28.1%
Mill Road Capital II, L.P. 382 Greenwich Avenue, Suite One Greenwich, Connecticut 06830	1,628,203	(12)	7.8%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	1,250,094	(13)	6.0%

Notes:

*                Calculated on the basis of 20,926,717 shares of common stock outstanding on April 15, 2019. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and other rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.

†	Less than 1%.

(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.

(2)

Consists of: (i) 1,037,160 shares owned directly by Mr. Jeffrey Siegel, (ii) 1,010 shares owned by Mr. Siegel’s wife, and (iii) 470,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(3)	Consists of: (i) 637,589 shares owned directly by Mr. Phillips and (ii) 4,450 shares held in an irrevocable trust for the benefit of Mr. Phillips.

(4)

Consists of: (i) 357,052 shares owned directly by Mr. Daniel Siegel, (ii) 1,500 shares owned by Mr. Siegel’s wife, (iii)3,000 shares held as Uniform Transfer to Minors Act Custodian for children, (iv) 6,000 shares held in an irrevocable trust forthe benefit of Katherine and Juliana Wells, and (v) 67,000 shares issuable upon the exercise of options which areexercisable within 60 days.

(5)	Consists of: (i) 223,121 shares owned directly by Mr. Shiftan and (ii) 172,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(6)	Consists of: (i) 60,308 shares owned directly by Mr. Winoker and (ii) 56,000 shares issuable upon the exercise of optionswhich are exercisable within 60 days.

(7)

Consists of: (i) 78,500 shares owned directly by Mr. Kay, (ii) 7,272 shares issuable upon the exercise of options that are exercisable within 60 days and (iii) 42,728 shares issuable upon the exercise of options that are indirectly owned in an irrevocable family trust that are exercisable within 60 days.

(8)	Consists of: (i) 55,600 shares owned directly by Mr. Jeary and (ii) 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(9)	Consists of: (i) 32,100 shares owned directly by Ms. Nanninga and (ii) 25,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(10)

Consists of: (i) 7,086 shares owned directly by Mr. Pollack, (ii) 5,593,116 shares held by Taylor Parent, and (iii) 291,592 shares held by Centre Capital Investors V, L.P. (“Centre Investors”). Centre Partners V, L.P. (“Centre Partners LP”) is the sole general partner of Centre Investors. CP Taylor GP, LLC (“CP Taylor”) has the authority to appoint the board of directors of Taylor Parent. Centre Partners, L.P. is the sole member of CP Taylor and the general partner of Centre Investors. Centre Partners V LLC (“Centre Partners”) is the general partner of Centre Partners LP. JRJ V LP (“JRJ LP”) and Harwich Road V LP (“Harwich Road LP”) are co-managers of Centre Partners. JRJ Inc. (“JRJ”) is the general partner of JRJ LP. Harwich Road Inc. (“Harwich Road”) is the general partner of Harwich Road LP. Bruce G. Pollack is the president of JRJ. David Jaffe is the president of Harwich Road. As such, Centre Partners LP, Centre Partners, JRJ LP, Harwich Road LP, JRJ, Harwich Road, Bruce G. Pollack and David Jaffe may be deemed to beneficially own the shares of the Company owned directly by Centre Investors and CP Taylor, Centre Partners LP, Centre Partners, JRJ LP, Harwich Road LP, JRJ, Harwich Road, Bruce G. Pollack and David Jaffe may be deemed to beneficially own the shares of the Company owned directly by Taylor Parent.

(11)

Based solely on Amendment No. 2 to the Schedule 13D filed with the SEC on March 25, 2019. Consists of: 5,593,116 shares held by Taylor Parent and 291,592 shares held by Centre Investors. See footnote 10 above for a further description of the beneficial ownership of these shares.

(12)

Based solely on Amendment No. 7 to the Schedule 13D filed with the SEC on March 12, 2018. Represents shares owned by Mill Road Capital II, L.P. (“MR Capital Fund”). MR Capital Fund directly holds, and thus has sole voting and dispositive power over, 1,628,203 shares. Mill Road Capital II GP LLC (“MR Capital GP”), as sole general partner of MR Capital Fund, also has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, the shares held on behalf of MR Capital Fund, and each of Thomas E. Lynch and Scott P. Scharfman has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of MR Capital GP. Accordingly, each of MR Capital GP, MR Capital Fund, Mr. Lynch and Mr. Scharfman (collectively, the “MR Reporting Persons”) beneficially owns 1,628,203 shares of common stock, and the MR Reporting Persons beneficially own, in the aggregate, 1,628,203 shares of common stock.

(13)

Based solely on Amendment No. 10 to the Schedule 13G filed with the SEC on February 8, 2019. Represents shares of our common stock owned of record by clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, in its capacity as an investment adviser, has shared voting power with respect to 1,206,688 shares and shared dispositive power with respect to 1,250,094 shares. As stated in Amendment No. 10 to the Schedule 13G filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.

Proposal No. 1

ELECTION OF DIRECTORS

A board of ten directors is to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders, and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. The following nominees have been recommended by the Board. Each of the nominees is one of our current directors. It is the intention of the persons named as proxies in the enclosed proxy card to vote the shares covered thereby FOR the election of the ten persons named below, unless a proxy card received by them contains contrary instructions:

Director Nominees

Jeffrey Siegel is Chairman of our Board and Executive Chairman. Mr. Siegel has held the position of Chairman of the Board since June 2001, the position of President from December 1999 to 2013 and the position of Chief Executive Officer from December 2000 to March 2018. Mr. Siegel also is a director of Grupo Vasconia, S.A.B. (“Vasconia”), a manufacturer and distributor of industrial aluminum products, aluminum disks, cookware and related items in Mexico, in which we have approximately a 30% equity ownership. Mr. Siegel has been a director of Vasconia since 2007. Shares of Vasconia’s capital stock are traded on the Bolsa Mexicana de Valores, the Mexican Stock Exchange. Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967. Mr. Siegel is a cousin of Craig Phillips and the father of Daniel Siegel.

Robert B. Kay is our Chief Executive Officer and has served in such role since the consummation of the Filament Acquisition in March 2018. Mr. Kay previously served as the Chairman and Chief Executive Officer of Filament from 2012 to 2018. Mr. Kay began his career at Deloitte & Touche where he spent six years as a management consultant. From 1993 until 1998, he served as the Senior Vice President and Chief Financial Officer of Oxford Resources Corp., a NASDAQ listed consumer finance company. From 1999 to 2005, Mr. Kay was President and Chief Executive Officer of Key Components, Inc., a diversified industrial company. In 2006, Mr. Kay joined Kaz, Inc. as Executive Chairman until the company was sold to a publicly traded strategic buyer in 2010. Mr. Kay has been a member of the operating partner network of Centre Partners Management, LLC, which, through its affiliates, beneficially owns a majority of the capital stock of Taylor Parent, since 2005. Mr. Kay also serves on the board of Nearly Natural, LLC, a private portfolio company of Centre Partners Management, LLC.

Michael J. Jeary is a retired advertising executive. From 2009 to 2016, Mr. Jeary was President of Laughlin Constable, an advertising agency with offices in Milwaukee, Chicago and New York. Prior to that, from 2006 to July 2009, Mr. Jeary was President and CEO of Partners + Jeary, a New York-based advertising agency.

John Koegel has been our independent lead director since 2013 and a principal of Jo-Tan, LLC, a retail consulting company, since 2006. From February 2010 to October 2011, Mr. Koegel was a member of the Board and Lead Director of Game Trading Technologies, Inc., a publicly held provider of trading solutions for video game retailers, publishers, rental companies and consumers.

Cherrie Nanninga has been a partner of Real Estate Solutions Group, LLC, a privately-held real estate consulting firm, since May 2014 and, prior to that, was the Chief Operating Officer of the New York Tri-State Region of CBRE, a commercial real estate firm, since 2002. For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

Craig Phillips held the position of our Senior Vice-President – Distribution from July 2003 to January 2015, when he retired from the Company. Previously, Mr. Phillips held the position of our Vice-President – Manufacturing from 1974 to 2003. Mr. Phillips, a cousin of Jeffrey Siegel, has been one of our directors since 1974.

Bruce G. Pollack is a Managing Partner of Centre Partners Management, LLC and has served in that role since 1991. Mr. Pollack began his career in the investment banking division of Becker Paribas Incorporated and Merrill Lynch Capital Markets. Mr. Pollack currently serves as a director of Taylor Parent, LLC, Guy & O’Neill, Inc., K2 Pure Solutions, L.P., Sun Orchard, Inc., Nearly Natural, LLC, Golding Farms Food, and One World Fitness PFF, LLC, each a private portfolio company of Centre Partners Management, LLC. Mr. Pollack previously served on the Boards of a number of companies including Taylor Precision Products, Inc. (until March 2018), Captain D’s, LLC, Bellisio Foods, Inc., Bumble Bee Foods, L.P., Distant Lands Trading Co., Inc., The Johnny Rockets Group, Inc., KIK Corporation Holdings, Inc., Salton, Inc., Ross Aviation, LLC and several other private companies. He is on the Board of Governors of the Weizmann Institute of Science. Mr. Pollack received a B.A. from Brandeis University.

Dennis E. Reaves was formerly Senior Vice President and General Merchandise Manager (from 1998 to 2002) of Wal-Mart Stores, Inc. Mr. Reaves serves as a consultant to the Company and since 2002, has served as a senior consultant to leading retailers, such as Big Lots, Inc. and Gap, Inc., and to multinational consumer products companies, including Jarden Corporation.

Michael J. Regan is a retired certified public accountant. From 1996 to 2002, Mr. Regan was the Vice Chairman and Chief Administrative Officer of KPMG LLP, a leading independent public accounting firm, and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG (1962 to 2002). Mr. Regan currently is a director of Scientific Games Corporation, an entertainment and media company (since 2006). Mr. Regan previously served on the board of directors of DynaVox, Inc. The Board has determined that Mr. Regan is an “Audit Committee Financial Expert,” as defined by the SEC rules.

Michael Schnabel is a Partner of Centre Partners Management, LLC. Mr. Schnabel joined Centre Partners Management, LLC in 2002. Prior to joining Centre, he served as Director of Finance at OmniSky Corporation after having worked in Donaldson, Lufkin & Jenrette Securities Corp.’s investment banking department. Mr. Schnabel is currently a director of Taylor Parent, LLC, Covenant Care, LLC, Taylor Precision Products, Inc., Nearly Natural, LLC, Sun Orchard, Inc., Bradford Health Services, LLC, Stonewall Kitchen LLC and Guy & O’Neill, Inc., each of which is either a private portfolio company of Centre Partners Management, LLC or a subsidiary of the Company. He previously served on the Boards of ActionEmco Acquisition, LLC, Bellisio Foods, Inc., Captain D’s, LLC, Group Dekko Holdings, Inc. and Uno Restaurant Holdings Corp. Mr. Schnabel received a B.S. from Duke University.

Key Qualifications of Director Nominees

Nominee	Key Qualifications

Jeffrey Siegel	Service as our Chairman and Executive Chairman; extensive knowledge of our strategy, operations and financial position and of the housewares and retail industries.

Robert B. Kay	Service as our Chief Executive Officer; distinguished career as the Chief Executive Officer in the housewares industry; experience gained in leadership positions in various industries.

Michael J. Jeary

Distinguished career as a marketing executive. Consumer products and e-commerce experience gained in leadership positions in the advertising industry; knowledge of the Company and the housewares industry through board service.

John Koegel

Notable career in retailing; strong background in merchandising and general management; consultant for private investment funds and their retail and consumer related portfolio companies; recognized expertise in business improvement, management oversight and due diligence; experience in providing strategic advice on merger and acquisition transactions; knowledge of the Company and the housewares industry through board service.

Cherrie Nanninga

Extensive experience as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

Craig Phillips

Longstanding service as our Senior Vice-President – Distribution and Vice-President – Manufacturing until his retirement in 2015; knowledge of our strategy, operations and financial position and of the housewares industry.

Bruce G. Pollack	Extensive investment banking and private equity experience; Board of Director leadership experience through portfolio companies of Centre Partners Management, LLC.

Dennis E. Reaves	Distinguished career in retailing; business and strategic acumen and knowledge of the retail and consumer products industries.

Michael J. Regan

Notable career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen and knowledge of the retail and consumer products industries.

Michael Schnabel	Extensive investment banking and private equity experience; Board of Director leadership experience through portfolio companies of Centre Partners Management, LLC.

Each of the nominees have consented to being named in this proxy statement and to serve on the Board if elected. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named as proxies in the enclosed proxy card intend to vote for such other person or persons as the Board may nominate.

Our Board unanimously recommends that stockholders vote FOR

the election of each of the nominated directors.

Signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of our executive officers as of April 30, 2019.

Name	Age	Positions/Offices with Company

Robert B. Kay	57	Chief Executive Officer
Jeffrey Siegel	76	Chairman of the Board; Executive Chairman

Daniel Siegel	49	President
Laurence Winoker	63	Senior Vice-President – Finance; Treasurer; Chief Financial Officer

Ronald Shiftan served as Chief Operating Officer of the Company until his retirement in March 2019.

EXECUTIVE OFFICER BACKGROUNDS

See Election of Directors for biographies, names and ages of those executive officers who are directors.

All of our officers are elected annually by our Board, hold office at the pleasure of the Board and serve until their successors are duly elected and qualified. Certain directors are executives of the Company for a contractual term pursuant to employment agreements. See the Compensation Discussion and Analysis section for summarized terms of these agreements.

Daniel Siegel has served in various positions since joining us in 1992, including as President since 2013. Prior thereto Mr. Siegel was Executive Vice President of Sales from 2006 to 2008, Executive Vice President of Corporate Invention Strategies from 2008 to 2010 and was an Executive Vice President from 2010 to 2013. Mr. Siegel has been a director of Vasconia, since 2008, and was a director of GS Internacional S/A from 2011 to 2016. Mr. Siegel is the son of Jeffrey Siegel, Chairman of our Board and Executive Chairman.

Laurence Winoker has been our Senior Vice-President – Finance, Treasurer and Chief Financial Officer since July 2007. Prior thereto, Mr. Winoker was Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc. Mr. Winoker was Senior Vice-President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE

Our Board has determined that our director nominees, Michael J. Jeary, John Koegel, Cherrie Nanninga, Craig Phillips, Bruce G. Pollack, Dennis E. Reaves, Michael J. Regan and Michael Schnabel are independent directors under the listing standards of The NASDAQ Stock Market LLC. Jeffrey Siegel and Robert B. Kay are our employees and are not considered to be independent directors. Ronald Shiftan was one of our employees until his retirement in March 2019 and is not considered to be an independent director. Sara Genster Robling and William U. Westerfield were independent directors until their resignations as of December 31, 2018 and September 30, 2018, respectively.

BOARD LEADERSHIP STRUCTURE

Jeffrey Siegel serves as Chairman of our Board and our Executive Chairman. Mr. Siegel has served the Company in various capacities, has been one of our directors since 1967 and is our largest individual stockholder. Mr. Siegel provides effective leadership and guidance as our Chairman of the Board in the development and pursuit of our strategic goals, recognition of business opportunities that present themselves and oversight of our risk profile.

John Koegel serves as our independent lead director. The duties of the independent lead director include:

●	Chairing meetings of our Board at which neither the Chairman of our Board nor the Vice Chairman of our Board is present;

●

Reviewing the agenda approved by the Chairman of our Board for Board meetings and, with input from the other independent directors, suggesting to the Chairman of our Board additional agenda items for Board meetings, as well as the substance and timeliness of information to be sent to the members of our Board in connection with Board meetings and in between Board meetings;

●	Reviewing with the Chairman of our Board the schedule for meetings of our Board to help assure that there is sufficient time allocated for discussion of all agenda items;
●	Maintaining constant communication with the Chairman of our Board between meetings of our Board;
●	Collaborating with and acting as a resource for, and counsel to, the Chairman of our Board;
●	Chairing meetings of the independent directors;
●	Reviewing with the Chairman of our Board the schedule for meetings of the independent directors and, with input from the other independent directors, setting the agenda for such meetings;
●	Reviewing with the Chairman of our Board after meetings of the independent directors matters discussed by the independent directors at such meetings;
●

Facilitating communication and serving as the principal liaison on Board-related issues between the Chairman of our Board and the independent directors. Notwithstanding the foregoing, each director is free to communicate directly with the Chairman of our Board and our other directors and senior management;

●

Authorizing the retention of independent legal advisors, and other independent consultants and advisors, as necessary, to advise the independent directors on issues related to the independent directors. Such advisors and consultants shall work with and under the direction of the independent lead director and report directly to the independent directors with respect to such issues; and

●	At least annually, reviewing with the other independent directors and with the Chairman of our Board the duties and responsibilities of the independent lead director.

Our Board believes that the Chairman position fosters clear accountability, effective decision making and alignment of corporate strategies and, taken together with the independent lead director role, is the appropriate leadership structure for us at this time.

Our Board is currently composed of eleven directors, eight of whom are independent of the Company. Our independent directors, and our governance practices, provide effective and independent oversight of management. The independent directors meet in periodic executive sessions, the results of which are discussed by the independent lead director with the Chief Executive Officer.

STOCK OWNERSHIP GUIDELINES

Our Board has adopted stock ownership guidelines applicable to our directors. Under these guidelines, a director must, on or prior to the deadline, own shares of our stock with a value in an amount equal to or in excess of three times the non-employee director annual cash retainer, with such value determined at the time of the receipt of the stock based on the amount paid or contributed by the director for the stock. The deadline is five years after the director’s election or appointment to our Board. For the purpose of stock ownership guidelines, unexercised stock options are not considered in calculating stock ownership but restricted shares are included at the time the restriction lapses.

Our Board has also adopted stock ownership guidelines for our named executive officers, which are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our Company. The requirements for named executive officers are expressed as a multiple of base salary. The Executive Chairman is required to maintain a minimum ownership of three times his base salary. All other named executive officers are required to maintain one times their base salary. The named executive officers are required to achieve the requirements within five years. Compliance with the guidelines will be determined based on the then-current base salary.

BOARD OVERSIGHT OF RISK

Our Board bears the responsibility for maintaining oversight over our exposure to risk. Our Board, itself and through its committees, meets with various members of management regularly and discusses our material risk exposures, the potential impact on us and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers our risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and our internal controls. The Nominating and Governance Committee considers the risks associated with our corporate governance principles and procedures with the guidance of corporate and outside counsel. Our Compensation Committee, in connection with the performance of its duties, considers risks associated with our compensation programs.

CODE OF ETHICS

We have adopted a Code of Ethics, as supplemented by a Code of Conduct, which applies to all of our directors, officers (including our Executive Chairman, Chief Executive Officer, President, Chief Financial Officer and Controller) and employees.

A copy of our Code of Ethics can be found on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers on our website.

BOARD AND COMMITTEE MEETINGS; ATTENDANCE

All directors who served as directors at the time attended our 2018 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the Annual Meeting of Stockholders. Our Board holds meetings on at least a quarterly basis and more often, if necessary, to fulfill its responsibilities. Our Board held six regularly scheduled meetings during the fiscal year ended December 31, 2018. During the 2018 fiscal year, each director attended a minimum of 75% of the meetings of the Board and committees on which the director served.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders who wish to communicate with members of our Board, including the independent directors, individually or as a group, may send correspondence to them care of the Secretary at our principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com. All such communications will be relayed to the members of our Board generally or individually, as specified.

BOARD NOMINATION PROCESS

Our Board nominates candidates to serve as directors based on recommendations of the Board’s Nominating and Governance Committee.

Our Nominating and Governance Committee’s procedures for identifying and evaluating candidates include requests for candidate recommendations from within the housewares industry and from outside independent professional advisors, as the case may be. In selecting a director nominee, our Nominating and Governance Committee focuses on skills, expertise and backgrounds that would complement those of the existing members of our Board, recognizing the nature of our business.

Directors are elected annually by our stockholders and serve until the next annual meeting of the stockholders and shall hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. Any director elected by a plurality vote, as provided for in our Bylaws, at an annual meeting of our stockholders in an uncontested election who does not receive a majority of the votes cast at such annual meeting shall submit his or her resignation to our Board, to be effective upon the Board’s determination of whether to accept or reject the resignation. Our Board shall then, in its sole judgment and discretion, within 90 days from submission of such director’s resignation, determine whether to accept or reject such director’s resignation. If our Board rejects the director’s resignation, then we shall prepare and file a Form 8-K to explain our Board’s rationale for rejecting such director’s resignation.

NOMINATING AND GOVERNANCE COMMITTEE

Our Nominating and Governance Committee is composed of eight of our independent directors: John Koegel (Chair), Michael J. Jeary, Cherrie Nanninga, Craig Phillips, Bruce G. Pollack, Dennis E. Reaves, Michael J. Regan and Michael Schnabel. Sara Genster Robling and William U. Westerfield were members of the Nominating and Governance Committee until their resignations as of December 31, 2018 and September 30, 2018, respectively. The Nominating and Governance Committee held eight meetings in 2018.

Our Nominating and Governance Committee has the following responsibilities:

●

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to our Board nominees for open or newly created director positions;

●	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 calendar days before the stockholders meet to elect directors;

●

To periodically review the composition of our Board to determine whether it may be appropriate to add or subtract individuals with different backgrounds or skill sets from those already on our Board, and submit to our Board on an annual basis a report summarizing its conclusions regarding these matters;

●	To provide an orientation and education program for directors;
●	To develop and make recommendations to our Board regarding governance principles applicable to us;
●	To periodically assess the structure and operations of the committees of our Board, develop and recommend corporate governance guidelines and review such guidelines at least annually;
●	To develop and recommend procedures for the evaluation and self-evaluation of our Board and its committees and to oversee the evaluation process;
●	To perform an evaluation of the committee’s performance at least annually;
●	To review the compensation of our Board and recommend changes to our Board; and
●	To perform such other duties as our Board may assign to the committee.

Our Nominating and Governance Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

PROCESS FOR STOCKHOLDERS TO RECOMMEND DIRECTOR NOMINEES

Our Board, through our Nominating and Governance Committee, will consider nominees recommended by stockholders as long as, consistent with our Nominating and Governance Committee charter, such recommendations are received at least 120 calendar days before the annual meeting to elect directors. A stockholder wishing to recommend a candidate must submit the following documents to the Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, not less than 120 calendar days before the stockholders meet to elect directors:

●	A recommendation that identifies the candidate and provides contact information for that candidate;

●	The written consent of the candidate to serve as a director of the Company, if elected; and

●

If the candidate is to be evaluated by the Nominating and Governance Committee, the Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

The Nominating and Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

BOARD DIVERSITY

Our diversity policy provides that, while diversity and the variety of experiences and viewpoints represented on our Board should always be considered, a director nominee should not be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity. Our Nominating and Governance Committee assesses the effectiveness of the diversity policy by periodically reviewing the skills, expertise and background of each of the existing members of our Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those existing members of our Board.

AUDIT COMMITTEE

Our Audit Committee is composed of three directors, each of whom is independent, as required by the Audit Committee charter, the Exchange Act, the listing requirements for The NASDAQ Stock Market LLC and the SEC rules. The current members are Michael J. Regan (Chair), Cherrie Nanninga and John Koegel. William U. Westerfield was a member of the Audit Committee until his resignation as of September 30, 2018. Our Board has determined that Michael J. Regan is an “Audit Committee Financial Expert,” as defined by the SEC rules. The Audit Committee held four meetings during 2018.

Our Audit Committee, among other things:

●	Considers the qualifications of and appoints and oversees the activities of our independent registered public accounting firm, i.e., our independent auditor;
●	Reviews with the independent auditor any audit problems or difficulties encountered in the course of audit work;
●	Preapproves all audit and non-audit services provided by the independent auditor;
●	Discusses with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;

●

Reviews our financial statements and reports and meets with management and the independent auditor to review, discuss and approve our financial statements, ensuring the completeness and clarity of the disclosures in the financial statements;

●	Monitors compliance with our internal controls, policies, procedures and practices;
●

Reviews management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

●	Reviews the performance of our internal audit function and approves our Internal Audit Department’s annual audit plan and all major changes to the plan;
●	Discusses our policies on risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	Reviews our compliance and ethics programs, including legal and regulatory requirements, and reviews with management our periodic evaluation of the effectiveness of such programs;
●	Reviews and approves related-party transactions; and
●	Undertakes such other activities as our Board from time to time may delegate to it.

Our Audit Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

STRATEGIC PLANNING COMMITTEE

Our Strategic Planning Committee is composed of five directors. The current members are Michael J. Jeary (Chair), John Koegel, Dennis E. Reaves, Michael Schnabel and Jeffrey Siegel. Sara Genster Robling was a member of the Strategic Planning Committee until her resignation as of December 31, 2018. Our Strategic Planning Committee held one meeting in 2018.

Our Strategic Planning Committee, among other things, provides assistance to our Board in fulfilling its responsibilities to our stockholders with respect to the following:

●	Monitoring and informing our Board of developments, trends and new discoveries that may facilitate us in achieving our goals by improving operations, profitability and stockholder value;
●	Reviewing and recommending to our Board, for its approval, long-term business objectives and plans developed by management; and
●	Overseeing the development and monitoring the implementation of a strategic plan.

Our Strategic Planning Committee regularly receives updates from the Chairman of our Board/Executive Chairman and Chief Executive Officer and, from time to time, meets with our Division Presidents.

Our Strategic Planning Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

COMPENSATION COMMITTEE

Our Compensation Committee is composed of four directors, each of whom is independent. The current members are Cherrie Nanninga (Chair), John Koegel, Michael J. Jeary and Bruce G. Pollack. Our Compensation Committee held twelve meetings during 2018.

Our Compensation Committee advises our Board with respect to our compensation practices and administers our Amended and Restated 2000 Incentive Bonus Compensation Plan and our Amended and Restated 2000 Long-Term Incentive Plan.

The principal duties and responsibilities of our Compensation Committee include:

●	Reviewing and approving compensation principles that apply generally to our employees;
●

Establishing and reviewing corporate goals and objectives relevant to the compensation of the Executive Chairman, Chief Executive Officer and Chief Operating Officer and evaluating their performances in light of the established goals and objectives and approving their annual compensation;

●

Reviewing, based primarily on the evaluations and recommendations of the Executive Chairman, Chief Executive Officer and Chief Operating Officer, the performance of the other executive officers and all direct reports to our Executive Chairman, our Chief Executive Officer and our Chief Operating Officer;

●	Overseeing our compliance with the requirements under the Nasdaq Stock Market Rules, with respect to our long-term incentive compensation plans; and
●	Reviewing and discussing compensation programs that may create incentives that can affect our risk and management of that risk.

Our Compensation Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

EXECUTIVE COMMITTEE

Our Executive Committee is composed of three directors. The current members are Jeffrey Siegel (Chair), John Koegel and Ronald Shiftan. Our Executive Committee held no meetings in 2018.

Our Executive Committee was formed in 2016, at the recommendation of the Nominating and Governance Committee, for authorizing the opening and closing of bank accounts for the Company and other matters delegated by the Board of Directors to the Executive Committee.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

DIRECTOR COMPENSATION

Fees paid to our non-employee directors are based on the following schedule:

Board of Directors Annual Retainer
Cash	$45,000
Restricted Common Stock	$70,000
Total	$115,000
Committee Chair Annual Cash Retainer
Chair of Audit or Compensation Committee	$20,000
Chair of Nominating/Governance or Strategic Planning Committee	$10,000
Committee Member Annual Cash Retainer	$2,000
Independent Lead Director Annual Cash Retainer	$30,000
Cash Fee for Each Meeting Attended
Board Meeting	$2,000
Committee Meeting	$500

The following table sets forth compensation paid to our non-employee directors for 2018:

Name	Fees earned or paid in cash	Stock awards (1)(2)	All Other Compensation	Total
Michael J. Jeary	$ 83,000	$ 70,000	$—	$ 153,000
John Koegel	115,500	70,000	—	185,500
Cherrie Nanninga	94,500	70,000	—	164,500
Craig Phillips	61,500	70,000	—	131,500
Bruce G. Pollack (3)	64,750	93,333	—	158,083
Dennis E. Reaves	67,500	70,000	29,500(6)	167,000
Michael J. Regan	78,000	70,000	—	148,000
Sara Genster Robling (4)	55,250	—	—	55,250
Michael Schnabel (3)	62,750	93,333	—	156,083
William U. Westerfield (5)	50,500	—	—	50,500

Note:

(1)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, recognized by the Company for awards granted during 2018. For information, including assumptions, regarding the valuation of these awards refer to Note I to the Company’s Consolidated Financial Statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s discussion of Critical Accounting Policies and Estimates under the heading “Share-based compensation” included on page 41 of that Form 10-K.

(2)	Consists of restricted stock awards valued at the closing market price of our common stock on the date of grant.
(3)	Messrs. Pollack and Schnabel were appointed to the Board as of March 2, 2018, and received on March 8, 2018 restricted stock awards valued at $23,333 in conjunction with their appointments.
(4)	Ms. Robling resigned from the Board as of December 31, 2018.
(5)	Mr. Westerfield resigned from the Board as of September 30, 2018.
(6)	Represents fees paid to Mr. Reaves for consulting services provided to the Company in 2018.

The following table sets forth the aggregate number of restricted shares of our common stock and shares of our common stock issuable upon the exercise of stock options held by each non-employee director at December 31, 2018:

Name	Restricted shares	Vested stock options	Unvested stock options
Michael J. Jeary(1)	5,364	25,000	--
John Koegel(1)	5,364	--	--
Cherrie Nanninga(1)	5,364	25,000	--
Craig Phillips(1)	5,364	--	--
Bruce G. Pollack(2)	7,086	--	--
Dennis E. Reaves(1)	5,364	--	--
Michael J. Regan(1)	5,364	--	--
Sara Genster Robling	--	--	--
Michael Schnabel(2)	7,086	--	--
William U. Westerfield	--	--	--

Note:

(1)	Restricted shares were issued on June 28, 2018 and vest 100% on June 28, 2019.
(2)

1,722 restricted shares were issued on March 8, 2018 to Messrs. Pollack and Schnabel and vested 100% on March 8, 2019 and 5,364 restricted shares were issued on June 28, 2018 and vest 100% on June 28, 2019.

The table of Security Ownership of Certain Beneficial Owners and Management sets forth the beneficial ownership of each director of our common stock at April 15, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

About Our Business

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. We offer brands you trust, value without compromise and an unwavering commitment to innovation. Our products make it easier for you to prepare food, serve meals, entertain guests, and decorate your home.

We market products under well-known kitchenware brands, including Farberware, KitchenAid, Sabatier, Amco Houseworks, Chef’n, Chicago Metallic, Copco, Fred & Friends, Houdini, KitchenCraft, Kamenstein, Kizmos, MasterClass, Misto, Mossy Oak, Swing-A-Way, Taylor Kitchen and Vasconia; respected tableware and giftware brands, including Mikasa, Pfaltzgraff, Fitz and Floyd, Creative Tops, Empire Silver, Gorham, International Silver, Kirk Stieff, Rabbit, Towle Silversmiths, Tuttle, Wallace, Wilton Armetale, V&A and Royal Botanic Gardens Kew; and valued home solutions brands, including BUILT NY, and Taylor. We also provide exclusive private label products to leading retailers worldwide.

Our products can be found in specialty stores, department stores, national chains, mass merchants, warehouse clubs, home centers, supermarkets and off-price retailers, as well as our branded websites.

2018 Performance Highlights

In 2018, due in part to significant macroeconomic events, including European softness primarily due to Brexit and the inconsistent implementation of a new U.S. tariff program that prevented us from passing along timely price increases, as well as disappointing sales in our North American distribution channels due to stocking levels and inventory management decisions by retail customers, the Company did not achieve its financial goals for 2018. There were, however, a number of tangible benefits of the Company’s 2018 strategic goals achieved that were within the control of the Company and that served our stockholders well for fiscal 2018 and that we believe will continue to benefit stockholders in future years. These included:

●	Integration of the Filament business into the Company, with expected annual cost savings in excess of $11 million.
●	Wholesale restructuring of our e-commerce operations to efficiently promote products and brands.
●	Meaningful cost reductions across the Company.
●	Finalization of the European operations reorganization.

The Compensation Committee acknowledges the efforts of the named executive officers (“NEOs”) in helping the Company achieve the strategic objectives outlined above in 2018.

Our Executives

As previously announced and disclosed, as a result of the Filament Acquisition, the Company is led by Robert Kay, as Chief Executive Officer and Jeffrey Siegel, as Executive Chairman. Together our NEOs are:

●	Robert B. Kay, Chief Executive Officer (since March 2018) and Director
●	Jeffrey Siegel, Executive Chairman of our Board and Director (and Chief Executive Officer until March 2018)
●	Ronald Shiftan, Vice Chairman of our Board and Director (and Chief Operating Officer until March 2019)
●	Daniel Siegel, President
●	Laurence Winoker, Senior Vice-President – Finance, Treasurer and Chief Financial Officer

Say On Pay

In 2011, 2014, 2017 and 2018, our Board provided stockholders with the opportunity to cast an advisory vote on executive compensation. Beginning in 2017, stockholders were provided an annual advisory vote on executive compensation. We received overwhelming support from our stockholders on the advisory vote in 2011, 2014, 2017 and 2018. At our most recent Annual Meeting of Stockholders held on June 28, 2018, approximately 90% of the votes cast, approved, on an advisory basis, the compensation of our NEOs. Although these votes were non-binding and advisory, our Compensation Committee believes that the outcome strongly affirms stockholder support of our approach to executive compensation. In view of the overwhelming support demonstrated by the stockholders, our Board and Compensation Committee are continuing their existing approach to determining executive compensation when considering executive compensation decisions. The next advisory vote on executive compensation will occur at this year’s Annual Meeting. Both our Board and Compensation Committee expect to take into account the outcome of these votes when considering future executive compensation decisions.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program has historically been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide management and our Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short-term and long-term stockholder value, including:

●	A significant amount of compensation should be linked to measurable success in business performance;
●	Management’s interests should be aligned with those of the stockholders;
●	Both short-term and long-term financial and business objectives should be incentivizing; and
●

Compensation should be set at levels that will be competitive with the compensation offered by those companies against whom we compete for executive talent so that we are able to attract and retain experienced executives.

In an effort to balance the need to retain talent yet motivate executives to achieve superior performance, we have adopted a compensation philosophy that contains both fixed and variable elements of compensation. Our compensation philosophy is to reward executives with compensation aligned with our short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk-taking. The elements of our total executive compensation are base salary, cash bonus and stock incentives. The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets. Consistent with our goal of linking pay and performance, the target performance-based compensation components of our Chief Executive Officer and other NEOs amounted to 48% and 51%, respectively, of their total compensation for 2018.

Our Compensation Committee uses its judgment in allocating compensation between long- and short-term incentives and cash and non-cash components. Although long-term incentives are considered of great significance in aligning performance with stockholder interests, they have traditionally been a smaller component of aggregate compensation. The Compensation Committee has also historically awarded larger long-term incentive compensation awards, as consideration for NEOs entering into a new employment agreement.

The following charts indicate the elements and mix of target compensation of our Chief Executive Officer and all other NEOs for 2018:

Chief Executive Officer - 2018 Target Compensation	All Other Named Executive Officers (Average) - 2018 Target Compensation

Note:

(1)	Long-term compensation includes time-based vesting restricted shares, options and performance share awards subject to performance vesting conditions.
(2)	Short-term compensation includes base salary, annual bonuses and other compensation.
(3)	Performance-based compensation includes performance share awards subject to performance vesting conditions and annual bonuses.

Our Compensation Committee has the authority to review and approve compensation principles and practices that apply generally to our executives and senior employees. Our Compensation Committee reviews corporate goals and objectives relevant to the compensation of our Executive Chairman, Chief Executive Officer and our Chief Operating Officer, evaluates their performance in light of the established goals and objectives and approves their annual compensation. It also reviews the corporate goals and objectives established by our Executive Chairman, Chief Executive Officer and our Chief Operating Officer relevant to the compensation of all other executive officers and all direct reports of the Executive Chairman, Chief Executive Officer and Chief Operating Officer. Based primarily on the evaluations and recommendations of our Executive Chairman, Chief Executive Officer and our Chief Operating Officer of the performance of such executive officers and direct reports in light of the established goals and objectives, our Compensation Committee approves their annual compensation. It also reviews the evaluation process and compensation structure for the other members of our senior management and provides oversight regarding management’s decisions concerning the performance and compensation of such members of senior management. Our Compensation Committee takes into account and considers reports of its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), as to the elements of compensation among our peer group of companies (discussed under Role of Compensation Consultant) and the proportion of each component relative to the total compensation.

ROLE OF COMPENSATION CONSULTANT

Our Compensation Committee has engaged Pearl Meyer as its independent outside compensation consultant to provide services related to executive and non-employee director compensation. Pearl Meyer does not provide other services unless approved by our Compensation Committee.

Pearl Meyer assists our Compensation Committee in its evaluation of our compensation philosophy and with the development of relevant metrics used by our Compensation Committee to assure internal pay equity and market parity. It also provides compensation data and information relative to our peer group.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our Compensation Committee analyzed whether the services of Pearl Meyer could result in any conflicts of interest, giving consideration to the following factors:

●	Pearl Meyer does not provide any services to us other than as approved by our Compensation Committee;
●	The fees we paid amount to less than 1% of Pearl Meyer’s total revenue for the applicable period;
●	The policies and procedures of our Compensation Committee were designed to ensure independence;
●	Pearl Meyer does not have any business or personal relationship with any of our executive officers or any member of our Compensation Committee; and
●	Neither Pearl Meyer nor any of its consultants who provide services to our Compensation Committee own any of our stock.

Our Compensation Committee has determined that the services of Pearl Meyer, including the individual compensation advisors employed by it, have not created any conflicts of interest. On an annual basis, our Compensation Committee will continue to monitor the independence of its compensation consultant.

PEER GROUP DEVELOPMENT

Pearl Meyer developed a peer group of companies with characteristics generally comparable to our revenue and market capitalization for review and approval by our Compensation Committee. The peer group is comprised of the following companies:

●	Acushnet Holdings Corp.
●	Callaway Golf Company
●	Crocs, Inc.
●	Delta Apparel, Inc.
●	Hamilton Beach Brands Holding Co.

●	Helen of Troy Limited
●	JAKKS Pacific, Inc.
●	Johnson Outdoors Inc.
●	Lands’ End, Inc.
●	Libbey Inc.
●	Movado Group, Inc.
●	Oxford Industries, Inc.
●	The Buckle, Inc.
●	Tupperware Brands Corp.
●	Perry Ellis International, Inc. (privately-held as of October 22, 2018)

Our Compensation Committee believes that the companies included in the peer group are the most comparable public companies; however, most of our direct competitors are either smaller, international or privately-held. Our Compensation Committee considers the competitive data compiled by Pearl Meyer as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to our compensation policy.

ELEMENTS OF COMPENSATION

Salary

Salary is intended to compensate our executives for performance of core job responsibilities and duties.

The base salaries of Jeffrey Siegel, Robert B. Kay and Ronald Shiftan are fixed by employment agreements that were negotiated between Messrs. Siegel, Kay and Shiftan and our Compensation Committee. The amount and components of aggregate compensation for comparable positions in our peer group of companies as well as the preferences of Messrs. Siegel, Kay and Shiftan were taken into account by our Compensation Committee in determining their compensation.

In determining Mr. Siegel’s base salary, our Compensation Committee took into account Mr. Siegel’s long-standing executive role with us, his extensive knowledge of and experience in the housewares industry and his role in directing our growth. Our Compensation Committee views Mr. Siegel as one of the most experienced and successful executives in the housewares industry.

In determining Mr. Kay’s base salary, our Compensation Committee took into account Mr. Kay’s role with Filament, as described above, and his role with us, his extensive knowledge of and experience in the housewares industry and his role in directing our growth.

In determining Mr. Shiftan’s base salary, our Compensation Committee took into account his significant role in developing, structuring and implementing our growth and acquisition strategies. Our Compensation Committee also considered Mr. Shiftan’s role in assisting Mr. Siegel in various aspects of our business.

The base salaries of Daniel Siegel and Laurence Winoker are also set forth in their employment agreements. The employment agreements were negotiated between Messrs. Siegel and Winoker with the Chief Executive Officer and the Chief Operating Officer, in consultation with our Compensation Committee. The salaries set forth in their employment agreements were determined by the Chief Executive Officer and Chief Operating Officer, in consultation with our Compensation Committee, taking into consideration their roles and responsibilities within the Company, as well as the amount and components of aggregate compensation for comparable positions in our peer group of companies.

Annual Bonuses

Annual bonuses are intended to compensate an executive for achievement of specific performance goals for a specified performance period. Bonuses are awarded under the Company’s Amended and Restated 2000 Incentive Bonus Compensation Plan (the “2000 Bonus Plan”) and each executive’s employment agreement and are based on achievement of Adjusted IBIT and individual performance goals.

Our Compensation Committee has determined that Adjusted IBIT best measures the efforts and productivity of Messrs. Kay, Jeffrey Siegel, Shiftan, Daniel Siegel and Winoker. The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes and equity in earnings, as reported in our Form 10-K, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year.

In determining to use Adjusted IBIT as the performance measure, our Compensation Committee was also guided by the extent to which this measure is within the control of the respective named executive officer. For the purpose of establishing the target Adjusted IBIT for the NEOs entitled to cash bonus incentive awards in a given year, our Compensation Committee considered data provided by Pearl Meyer as to practices among our peer group of companies. Our Compensation Committee also relied on our annual budget, which was approved by our Board, in establishing the thresholds, targets and maximum bonuses tied to achievement of these targets for the NEOs.

In addition to Adjusted IBIT, individual goals are established for Messrs. Jeffrey Siegel, Kay and Shiftan by our Compensation Committee. With respect to Messrs. Winoker and Daniel Siegel, individual goals based on financial and performance objectives are established by the Chief Executive Officer in consultation with our Compensation Committee. The weighting for the Adjusted IBIT and individual goal components of annual bonuses is shown in the table below. The individual goals established for each of the NEOs for 2018 are discussed below. At the end of the 2018 fiscal year, Messrs. Kay and Jeffrey Siegel prepared written materials for our Compensation Committee with their assessments of whether their respective individual goals were achieved during the year. Our Compensation Committee reviewed these materials and assessed independently the extent to which their individual goals were achieved.

Executive	Adjusted IBIT Weighting	Individual Bonus Weighting
Robert Kay	78%	22%
Jeffrey Siegel	80%	20%
Ronald Shiftan	86%	14%
Daniel Siegel	67%	33%
Laurence Winoker	60%	40%

As set forth in detail in the table below, we achieved an Adjusted IBIT of $11.464 million for the 2018 fiscal year, which was below the threshold performance level of the plan of $14.239 million. Adjusted IBIT for 2018 is equal to the Company’s income before income taxes and equity in earnings, as reported in our Form 10-K, adjusted to include equity in earnings of investments before local and U.S. taxes and adjusted to exclude acquisition costs, restructuring expenses, loss on retirement of debt and acquisition related bonuses. Adjusted IBIT is a non-GAAP financial measure. A reconciliation of the Company’s income before income taxes and equity in earnings (the most directly comparable GAAP measure) to Adjusted IBIT for 2018 is included in Appendix A.

	2018 Annual Bonus Metric and Achievement
Financial Metric	Threshold Performance Level	Target Performance Level	150% Performance Level	200% Performance Level	Actual Performance Achieved	% of Target

Adjusted IBIT	$14,238,500	$28,477,000	$42,715,500	$56,954,000	$11,464,000	0

As further described below, although no portion of annual bonuses based on Adjusted IBIT was payable to the NEOs for 2018, Messrs. Kay, Jeffrey Siegel, Daniel Siegel, and Winoker received annual bonuses on account of their achievement of at least 50% of their individual performance goals. Our Compensation Committee determined that in order to further incentivize retention, such bonuses would be paid in the form of restricted stock subject to a one year vesting period, rather than in the form of cash.

Robert Kay

Mr. Kay’s employment agreement entitles him to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 87.5% of base salary based on an Adjusted IBIT Performance Table prepared by our Compensation Committee and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measureable objectives (discussed below for 2018). Pursuant to the employment agreement, the threshold Adjusted IBIT for any year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Kay to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Kay to receive 200% of the Adjusted IBIT target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Mr. Kay will be entitled to receive the sliding scale percentages of the Adjusted IBIT Target Bonus set forth in the Adjusted IBIT Performance Bonus Table based upon Adjusted IBIT being more than the threshold Adjusted IBIT but less than the target Adjusted IBIT, or more than the target Adjusted IBIT but less than the maximum Adjusted IBIT; provided that, the Annual Adjusted IBIT Performance Bonus for any year will be zero if the Adjusted IBIT achieved by the Company for such year is less than the threshold Adjusted IBIT for such year, and in no event will an Annual Adjusted IBIT Performance Bonus for any year be more than 200% of the Adjusted IBIT target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Kay’s employment agreement entitles him to receive an Annual Individual Goal Bonus up to a maximum of 25% of his base salary for each year based on meeting individual measurable objectives set by our Compensation Committee. If Mr. Kay satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 50% of the maximum Individual Goal Bonus. If Mr. Kay meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus.

Mr. Kay’s individual goals for 2018 included: integrating Filament’s operations with those of the Company, achievement of certain synergies related to the sales of Filament and the Company, improving the performance of certain aspects of our European operations, and reducing the Company’s leverage. Our Compensation Committee evaluated Mr. Kay’s achievement of his individual performance objectives and determined that at least 50% of the objectives were met.

For 2018, Mr. Kay was awarded 20,000 shares of restricted stock, subject to an additional one year vesting period, based upon his attainment of at least 50% of his individual performance objectives. In determining the number of shares to award Mr. Kay, our Compensation Committee considered the extent to which he achieved each of his individual goals, his extraordinary efforts in integrating Filament with the Company, and the additional vesting conditions imposed on the restricted stock. For the year ended December 31, 2018, Adjusted IBIT amounted to $11.464 million, which is less than the threshold Adjusted IBIT, resulting in no Adjusted IBIT bonus. The details of the results of Mr. Kay’s full bonus payment opportunity (including his individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid(1)	% of Target

TOTAL	$450,000	$900,000	$1,600,000	$181,200	20%

Individual	100,000	200,000	200,000	181,200	91%

Adjusted IBIT	350,000	700,000	1,400,000	-	0%

(1) Based on the closing price per share on the date of grant of the restricted stock award for 20,000 shares.

Jeffrey Siegel

Jeffrey Siegel’s employment agreement, as amended, entitles him to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 100% of base salary based on an Adjusted IBIT Performance Bonus Table prepared by our Compensation Committee and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2018). Pursuant to Mr. Siegel’s employment agreement, as amended, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 200% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The employment agreement, as amended, also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT we achieved for such year was less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT we achieved for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Siegel’s employment agreement, as amended, further entitles him to receive an Annual Individual Goal Bonus up to a maximum of 25% of his base salary for such year based on meeting individual measurable performance objectives set by our Compensation Committee in consultation with Mr. Siegel. If Mr. Siegel satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to 12.5% of his base salary for such year. If Mr. Siegel meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Siegel’s individual goals for 2018 included: integrating Filament’s operations with those of the Company, achievement of certain synergies related to the sales of Filament and the Company, improving the performance of certain aspects of our European operations, and reducing the Company’s leverage. Our Compensation Committee evaluated Mr. Siegel’s achievement of his individual performance objectives and determined that at least 50% of the objectives were met.

For 2018, Mr. Siegel was awarded 20,000 shares of restricted stock, subject to an additional one year vesting period, based upon his attainment of at least 50% of his individual performance objectives. In determining the number of shares to award Mr. Siegel, our Compensation Committee considered the extent to which he achieved each of his individual goals, his extraordinary efforts in integrating Filament with the Company, and the additional vesting conditions imposed on the restricted stock. For the year ended December 31, 2018, Adjusted IBIT amounted to $11.464 million, which is less than the threshold Adjusted IBIT, resulting in no Adjusted IBIT bonus. The details of the results of Mr. Siegel’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid(1)	% of Target

TOTAL	$618,750	$1,237,500	$2,227,500	$181,200	15%

Individual	123,750	247,500	247,500	181,200	73%

Adjusted IBIT	495,000	990,000	1,980,000	-	0%

(1) Based on the closing price per share on the date of grant of the restricted stock award for 20,000 shares.

Ronald Shiftan

Mr. Shiftan’s third amended and restated employment agreement entitles Mr. Shiftan to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 90% of base salary based on an Adjusted IBIT Performance Bonus Table prepared by our Compensation Committee and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2018). Pursuant to Mr. Shiftan’s third amended and restated employment agreement, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 200% of the base salary payable for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Mr. Shiftan’s third amended and restated employment agreement also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT we achieved for such year was less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT we achieved for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Shiftan’s third amended and restated employment agreement further entitles him to receive an Annual Individual Goal Bonus up to a maximum of 15% of his base salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and monitored by our Compensation Committee. If Mr. Shiftan satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 7.5% of his base salary for such year. If Mr. Shiftan meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus for such year.

Our Compensation Committee evaluated Mr. Shiftan’s achievement of his individual performance objectives and determined that because Mr. Shiftan’s focus in 2018 was on transitioning his duties and responsibilities in light of his pending retirement, less than 50% of the objectives were met, resulting in no 2018 bonus. For the year ended December 31, 2018, Adjusted IBIT amounted to $11.464 million, which is less than the threshold Adjusted IBIT, resulting in no Adjusted IBIT bonus. The details of the results of Mr. Shiftan’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid	% of Target
TOTAL	$341,250	$682,500	$1,397,500	$-	0%
Individual	48,750	97,500	97,500	-	0%
Adjusted IBIT	292,500	585,000	1,300,000	-	0%

Daniel Siegel

Mr. Siegel’s employment agreement entitles Mr. Siegel to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 75% of his base salary based on an Adjusted IBIT Performance Bonus Table prepared by the Chief Executive Officer and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2018). Pursuant to the employment agreement, the threshold Adjusted IBIT would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 150% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Siegel to receive 150% of the target bonus for such year, consistent with the Adjusted IBIT Performance Table for such year. The employment agreement, as amended, also provides that Mr. Siegel is entitled to receive sliding scale percentages of the target bonus set forth in the Adjusted IBIT Performance Table based upon Adjusted IBIT being more than the threshold Adjusted IBIT but less than the target Adjusted IBIT, or more than the target Adjusted IBIT but less than the maximum Adjusted IBIT. The Adjusted IBIT Performance Bonus for any such year will be zero if the Adjusted IBIT achieved by the Company for such year is less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Siegel is also entitled to receive an Annual Individual Goal Bonus up to a maximum of 37.5% of his base salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer in consultation with Mr. Siegel, as determined by the Chief Executive Officer in his sole discretion; provided, however, if, in the sole discretion of the Chief Executive Officer, (y) Mr. Siegel meets at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to not less than 18.75% of his base salary for such year and (z) Mr. Siegel meets less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Siegel’s individual goals for 2018 included: improving our sales organization, improving the alignment at retailers between divisions and sales, developing innovation in all areas of the Company, fulfilling his responsibility for our trade shows and showrooms, including integration of Filament in certain trade shows while achieving cost savings, keeping the Board updated with respect to market research data analytics, enhancing brand development and coordination, and coordinating, developing, and delivering strategic plan presentations to our Board. The amount payable in connection with individual goals was subject to adjustment if our net income for the year was less than $10 million. Our Chief Executive Officer, in consultation with our Compensation Committee, evaluated Mr. Siegel’s achievement of his individual performance objectives and determined that at least 50% of the objectives were met.

For 2018, Mr. Siegel was awarded 14,000 shares of restricted stock, subject to an additional one year vesting period, based upon his attainment of at least 50% of his individual performance objectives. In determining the number of shares to award Mr. Siegel, our Compensation Committee considered the extent to which he achieved each of his individual goals, his extraordinary efforts in integrating Filament with the Company, and the additional vesting conditions imposed on the restricted stock. For the year ended December 31, 2018, Adjusted IBIT amounted to $11.464 million, which is less than the threshold Adjusted IBIT, resulting in no Adjusted IBIT bonus. The details of the results of Mr. Siegel’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid (1)	% of Target

TOTAL	$288,281	$576,563	$768,750	$126,840	22%

Individual	96,094	192,188	192,188	126,840	66%

Adjusted IBIT	192,188	384,375	576,563	-	0%

(1) Based on the closing price per share on the date of grant of the restricted stock award for 14,000 shares.

Laurence Winoker

Mr. Winoker’s amended and restated employment agreement entitles Mr. Winoker to receive (a) an Annual Adjusted IBIT Performance Bonus at a target of 37.5% of his base salary based on an Adjusted IBIT Performance Bonus Table prepared by the Chief Executive Officer and the Chief Operating Officer and the annual budget reviewed and approved by our Board and (b) an Annual Individual Goal Bonus based on certain measurable objectives (discussed below for 2018). Pursuant to the amended and restated employment agreement, the threshold Adjusted IBIT for any such year would be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Winoker to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year would be 150% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Winoker to receive 200% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. The amended and restated employment agreement also provides that Mr. Winoker is entitled to receive sliding scale percentages of the target bonus set forth in the Adjusted IBIT Performance Table based upon Adjusted IBIT being more than the threshold Adjusted IBIT but less than the target Adjusted IBIT, or more than the target Adjusted IBIT but less than the maximum Adjusted IBIT. The amended and restated employment agreement also provides that the Adjusted IBIT Performance Bonus for any such year would be zero if the Adjusted IBIT we achieved for such year was less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for any such year be more than the maximum target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

Mr. Winoker’s amended and restated employment agreement further entitles him to receive an Annual Individual Goal Bonus up to a maximum of 25% of his base salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and Chief Operating Officer. If Mr. Winoker satisfies at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 12.5% of his base salary for such year. If Mr. Winoker meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus for such year.

Mr. Winoker’s individual goals for 2018 included: successfully integrating Filament’s accounting and finance functions into those of the Company; improving the financial planning and analysis function, and performing certain responsibilities related to investor relations. The amount payable in connection with individual goals was subject to adjustment if our net income for the year is less than $10 million. Our Chief Executive Officer, in consultation with our Compensation Committee, evaluated Mr. Winoker’s achievement of his individual performance objectives and determined that at least 50% of the objectives were met.

For 2018, Mr. Winoker was awarded 8,000 shares of restricted stock, subject to an additional one year vesting period, based upon his attainment of at least 50% of his individual performance objectives. In determining the number of shares to award Mr. Winoker, our Compensation Committee considered the extent to which he achieved each of his individual goals, his extraordinary efforts in integrating Filament with the Company, and the additional vesting conditions imposed on the restricted stock. For the year ended December 31, 2018, Adjusted IBIT amounted to $11.464 million, which is less than the threshold Adjusted IBIT, resulting in no Adjusted IBIT bonus. The details of the results of Mr. Winoker’s full bonus payment opportunity (including individual target bonus opportunity) are provided in the table below.

	Bonus Opportunity
	Threshold	Target	Maximum	Actual Bonus Paid(1)	% of Target
TOTAL	$132,813	$265,625	$425,000	$72,840	27%
Individual	53,125	106,250	106,250	72,840	69%
Adjusted IBIT	79,688	159,375	318,750	-	0%

(1) Based on the closing price per share on the date of grant of the restricted stock award for 8,000 shares.

Equity Compensation

Equity compensation is intended to incentivize and to promote alignment between our employees and our stockholders. Additionally, stock options and restricted stock are also aimed at retention as the vesting period or the period during which the restrictions lapse generally ranges from one to four years.

Our Compensation Committee granted stock options, performance shares and/or restricted stock to Jeffrey Siegel, Robert Kay, Ronald Shiftan, Daniel Siegel and Laurence Winoker in connection with their entering into their respective employment agreements. In addition, each NEO generally receives an equity compensation grant once a year in connection with annual performance reviews based on an assessment of such person’s individual performance and, where appropriate, the performance of such person’s business unit (division), as well as our overall performance and the dilutive effect of the equity awards.

Our annual equity compensation program consists of a mix of 50% time-based restricted stock awards and 50% performance-based stock awards. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. These goals have been tailored to be difficult to achieve, so as to incentivize our NEOs to maximize their performance. Net sales and adjusted EBITDA were established as performance metrics for our performance share awards granted in 2016, 2017 and 2018, each with a three-year performance period. Following the Filament Acquisition, our Compensation Committee increased the net sales and adjusted EBITDA performance targets applicable to our performance share awards granted in 2016 and 2017 to account for the addition of Filament. The final number of shares earned pursuant to a performance share award is dependent on the cumulative net sales and cumulative adjusted EBITDA results over the three-year performance period with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the target number of performance shares awarded on the grant date. Consolidated Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Consolidated Adjusted EBITDA to the most directly comparable GAAP measure for 2018 is included in Appendix A.

Our performance for the performance-based stock awards granted in 2016 for the three-year performance period that ended on December 31, 2018, resulted in the following percentage payouts:

Performance Metrics	Weight	Target (in thousands)	Actual (in thousands)	% Target
Net Sales	50%	$1,997,200	$1,876,637	94.0%
Adjusted EBITDA	50%	$171,000	$140,341	82.1%

Other Compensation

We maintain a defined contribution 401(k) plan for all employees, including the NEOs. We also offer perquisites that we believe are customary and reasonable, such as Company-paid automobile expenses, and with respect to Messrs. Jeffrey Siegel, Kay and Shiftan, reimbursement or payment of certain insurance and professional expenses.

ACCOUNTING AND TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the company’s chief executive officer and certain other executive officers. Prior to the effectiveness of the 2017 Tax Cuts and Jobs Act, performance-based compensation satisfying certain requirements was not subject to this deduction limitation. Effective January 1, 2018, the performance-based compensation exception is not available to public companies, except for certain limited grandfathered arrangements. We periodically review potential consequences of Section 162(m).

POLICY REGARDING RESTATEMENTS

We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our Board or our Compensation Committee would evaluate whether adjustments or recoveries of awards would be appropriate based upon the facts and circumstances surrounding the restatement. We will comply with any future regulatory requirements as mandated under the Dodd-Frank Act as they become effective.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Our Compensation Committee also annually evaluates the levels of risks arising from our compensation policies and practices, and reviews suggested practices to mitigate such risks. The risks considered by our Compensation Committee included the following:

●	Strategic risk, which involves the alignment of performance metrics of executives with the objective of long-term value creation for stockholders;
●	Governance risk, focused on the independence and level of expertise of Compensation Committee members as well as the use of a compensation consultant; and
●	Pay-mix risk, which includes the balancing of the fixed and variable performance components of executive compensation.

We concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. Based on this review, discussion and evaluation of risks, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

The Compensation Committee
Cherrie Nanninga – Chair
John Koegel
Michael J. Jeary
Bruce G. Pollack

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the 2018 fiscal year were Michael J. Jeary, John Koegel, Bruce G. Pollack and Cherrie Nanninga. During the 2018 fiscal year, no member of our Compensation Committee was an officer, former officer or employee of the Company or had any direct or indirect material interest in a transaction with us or in a business relationship with the Company that would require disclosure under the applicable rules of the SEC. In addition, no interlocking relationship existed between any member of our Compensation Committee or one of our executive officers, on the one hand, and any member of our Compensation Committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs.

Name, Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Stock Awards (1)(2)	Option Awards (1)	All Other Compensation (5)	Total
Robert Kay (3) Chief Executive Officer	2018	$649,231	$ —	$1,948,800	$679,650	$ 15,280	$ 3,292,961
Jeffrey Siegel (4) Chairman of our Board, Executive Chairman	2018	990,000	—	156,600	—	124,005	1,270,413
	2017	990,000	899,406	387,400	454,500	123,675	2,854,981
	2016	1,000,000	1,412,316	188,280	—	108,136	2,708,732
Ronald Shiftan Vice Chairman of our Board, Chief Operating Officer	2018	650,000	—	—	—	91,500	741,500
	2017	650,000	482,717	221,400	—	91,220	1,445,337
	2016	650,000	798,556	188,280	—	101,961	1,738,797
Daniel Siegel President	2018	511,779	—	117,450	—	18,000	647,229
	2017	475,000	412,712	221,400	—	18,025	1,127,137
	2016	475,000	592,200	188,280	—	18,000	1,273,480
Laurence Winoker Senior Vice President - Finance, Treasurer, Chief Financial Officer	2018	425,000	—	117,450	—	12,000	554,450
	2017	425,000	211,197	147,600	—	12,083	795,880
	2016	425,000	291,494	125,520	—	11,636	853,650

Notes:
(1)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which was recognized by the Company for awards granted during 2018, 2017 and 2016. For information, including assumptions, regarding the valuation of these awards refer to Note I to the Company’s Consolidated Financial Statements for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s discussion of Critical Accounting Policies and Estimates under the heading “Share-based compensation” included on page 41 of that Form 10-K.

(2)

The grant date fair value of the performance share awards included in this column is the target payout based on the probable outcome of the performance-based conditions determined as of the grant date. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date. The maximum value of the performance share awards for 2018 determined as of the grant date would be as follows for each respective executive officer: Mr. Kay: $1,774,500, Jeffrey Siegel: $117,450, Daniel Siegel: $88,088, and Mr. Winoker: $88,088.

(3)

In March 2018, upon the consummation of the Filament Acquisition, Mr. Kay became the Company’s Chief Executive Officer. Options awarded and restricted shares and performance share awards granted to Mr. Kay include options, restricted shares and performance share awards granted pursuant to Mr. Kay’s employment agreement.

(4)

Until March 2018, Mr. Siegel held the position of the Company’s Chief Executive Officer. Upon the consummation of the Filament Acquisition, Mr. Siegel became the Executive Chairman of the Company. Options awarded and restricted shares granted in 2017 include options and restricted shares granted pursuant to Mr. Siegel’s amended and restated employment agreement.

(5)	All Other Compensation includes the following:

Name	Year	Insurance Reimbursement	Automobile Related	Professional fees	Misc	Total All Other Compensation
Robert Kay	2018	$ -	$15,280	$ -	$ -	$ 15,280
Jeffrey Siegel	2018	100,000	24,005	-	-	124,005
	2017	100,000	23,650	-	25	123,675
	2016	75,000	25,555	7,581	-	108,136
Ronald Shiftan	2018	68,359	16,500	6,641	-	91,500
	2017	66,270	18,000	6,925	25	91,220
	2016	75,000	25,156	1,805	-	101,961
Daniel Siegel	2018	-	18,000	-	-	18,000
	2017	-	18,000	-	25	18,025
	2016	-	18,000	-	-	18,000
Laurence Winoker	2018	-	12,000	-	-	12,000
	2017	-	12,033	-	50	12,083
	2016	-	11,636	-	-	11,636

EMPLOYMENT AGREEMENTS OF THE NEOs

Robert B. Kay

During 2018, Robert B. Kay was employed by us as the Chief Executive Officer of the Company pursuant to an employment agreement with the Company, dated as of December 22, 2017, which became effective upon the closing of the Filament Acquisition on March 2, 2018 (the “Kay Employment Agreement”).

The Kay Employment Agreement provides for a term through the third anniversary of the consummation of the Filament Acquisition, March 2, 2021, with automatic renewals for additional one-year periods unless his employment is terminated by either us or Mr. Kay, an annual base salary of $800,000 and an automobile allowance of up to $1,500 per month. The Kay Employment Agreement further provides for the reimbursement on a one-time basis of up to $10,000 for reasonable legal fees incurred by Mr. Kay in connection with the preparation, negotiation and execution of the Kay Employment Agreement and ancillary documents and reimbursement to Mr. Kay of up to a total of $35,000 during any calendar year for legal, financial and other professional services.

Pursuant to the Kay Employment Agreement, we granted Mr. Kay, 50,000 restricted shares and an option to purchase 150,000 shares of the Company’s common stock. The restrictions on these 50,000 restricted shares terminate in equal installments on each of the first, second, and third anniversaries of the consummation of the Filament Acquisition. The option shall vest as to 50,000 shares on each of the first, second, and third anniversaries of the consummation of the Filament Acquisition. Pursuant to the Kay Employment Agreement, we also granted Mr. Kay performance-based deferred stock units in a target amount of 50,000 shares, subject to the terms and conditions established by the Compensation Committee of our Board. The performance goals and other vesting terms applicable to these performance-based deferred stock units are consistent with those granted to other NEOs in respect of the performance period commencing in 2018.

The Kay Employment Agreement also entitles Mr. Kay to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

The Kay Employment Agreement further provides for payments to Mr. Kay upon the termination of his employment as described under Potential Payments Upon Termination or Change of Control.

The complete text of the Kay Employment Agreement was filed with the SEC as an exhibit to a Form 8-K filed on December 29, 2017. The Kay Employment Agreement is incorporated herein by reference and the foregoing description of such agreement is qualified in its entirety by the text of such agreement.

Jeffrey Siegel

During 2018, Jeffrey Siegel was employed by us as Executive Chairman and a director pursuant to an employment agreement dated as of March 12, 2014, as amended and restated as of January 12, 2017 and as amended as of November 8, 2017 (the “J. Siegel Amended and Restated Employment Agreement”). Prior to the consummation of the Filament Acquisition on March 2, 2018, Mr. Siegel was the Chief Executive Officer of the Company.

The J. Siegel Amended and Restated Employment Agreement, which was effective as of January 1, 2017, extended the term of Mr. Siegel’s employment agreement through December 31, 2019, with automatic renewals for two additional one-year periods unless his employment is terminated by either us or Mr. Siegel, and provides for an annual base salary of $990,000; Company-paid automobile expenses; reimbursement of insurance premiums and certain legal, financial and other professional services up to $100,000 during any calendar year.

Pursuant to the J. Siegel Amended and Restated Employment Agreement, we granted Mr. Siegel an option to purchase 75,000 shares of our common stock at a price per share equal to the closing stock price on January 12, 2017. The option shall vest as to 25,000 shares on each of December 31, 2017, December 31, 2018 and December 31, 2019. Pursuant to the J. Siegel Amended and Restated Employment Agreement, we also granted Mr. Siegel 10,000 restricted shares of our common stock. The restrictions on 3,333 restricted shares shall terminate on each of December 31, 2017 and December 31, 2018 and the restrictions on 3,334 restricted shares shall terminate on December 31, 2019.

The J. Siegel Amended and Restated Employment Agreement also entitles Mr. Siegel to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

The J. Siegel Amended and Restated Employment Agreement further provides for payments to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change of Control. The J. Siegel Amended and Restated Employment Agreement provides that under certain circumstances, including a change in Mr. Siegel’s position or material reduction in Mr. Siegel’s responsibilities, Mr. Siegel may terminate his employment for “Good Reason” and be entitled to receive such payments. Mr. Siegel waived such termination right and any entitlement to such payments resulting from the change in Mr. Siegel’s position from Chief Executive Officer to Executive Chairman in connection with the Filament Acquisition.

The complete text of the J. Siegel Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated January 19, 2017. The complete text of the amendment to his employment agreement was filed with the SEC on November 9, 2017 as an exhibit to the Form 10-Q for the nine months ended September 30, 2017. Mr. Siegel’s employment agreement and the amendment thereto are incorporated herein by reference and the foregoing description of such agreements is qualified in its entirety by the text of such agreements.

Ronald Shiftan

During 2018, Ronald Shiftan was employed by us as our Vice Chairman and Chief Operating Officer pursuant to the Third Amended and Restated Employment Agreement by and between the Company and Mr. Shiftan, dated as of November 24, 2015, as amended by an amendment dated November 8, 2017 (as amended, the “Shiftan Employment Agreement”) and further amended by the Retirement Agreement between the Company and Mr. Shiftan, dated June 11, 2018 (the “Retirement Agreement”). The Retirement Agreement sets forth the terms of Mr. Shiftan’s continued employment through his retirement as an officer of the Company effective March 15, 2019 (the “Retirement Date”). Prior to the Retirement Date, the Company and Mr. Shiftan agreed that neither party will terminate Mr. Shiftan’s employment pursuant to the Shiftan Employment Agreement, except that prior to the Retirement Date the Company may terminate Mr. Shiftan’s employment for cause, Mr. Shiftan could terminate his employment for good reason (as such definition is amended by the Retirement Agreement), or Mr. Shiftan’s employment could be terminated on account of his death or disability.

The Retirement Agreement extended the term of Mr. Shiftan’s employment agreement through the Retirement Date. During the period from June 11, 2018 through the Retirement Date (the “Transition Period”), Mr. Shiftan continued to perform such duties as were assigned to him by the Chief Executive Officer, provided, however, that during the period from January 1, 2019 through the Retirement Date, his time commitment was reduced to 50% of what it had been over the prior 36 months.

Pursuant to the Retirement Agreement, the Company continued to pay Mr. Shiftan his base salary of $650,000 under the Shiftan Employment Agreement through December 31, 2018. For the remainder of the Transition Period, the Company paid him at the rate of 50% of such base salary. The Retirement Agreement further provides Company-paid automobile expenses; and reimbursement of insurance premiums, and certain legal, financial and other professional services up to $75,000 during any calendar year.

The Retirement Agreement also entitles Mr. Shiftan to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses and in accordance with the Shiftan Employment Agreement. Mr. Shiftan’s 2018 bonus eligibility was determined and paid in accordance with the Shiftan Employment Agreement; he is not entitled to any other bonus compensation, including in respect of the portion of the year that he works in 2019.

The Retirement Agreement further provides for payments to Mr. Shiftan upon the termination of his employment as described under Potential Payments Upon Termination or Change of Control.

The complete text of the Retirement Agreement was filed with the SEC as an exhibit to a Form 8-K dated June 12, 2018. The complete text of the Third Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated November 30, 2015. The complete text of the Amendment to the Third Amended and Restated Employment Agreement was filed with the SEC on November 9, 2017 as an exhibit to the Form 10-Q for the nine months ended September 30, 2017. The Third Amended and Restated Employment Agreement, the amendment thereto dated November 8, 2017, and the Retirement Agreement are incorporated herein by reference and the foregoing descriptions of such agreements are qualified in their entirety by the text of such agreements.

Daniel Siegel

During 2018, Daniel Siegel was employed by us as our President pursuant to an employment agreement dated as of November 8, 2017, effective as of January 1, 2018 (the “D. Siegel Employment Agreement”).

The D. Siegel Employment Agreement provides that the term of Mr. Siegel’s employment shall be through December 31, 2020, with automatic renewals for additional one-year periods unless his employment is terminated by either us or Mr. Siegel, and provides for an annual base salary of $512,500, for the period from January 1, 2018 through June 30, 2019 and a base salary of $550,000 for the period from July 1, 2019 through December 31, 2020. The D. Siegel Employment Agreement provides certain perquisites including Company-paid automobile expenses. The D. Siegel Employment Agreement also entitles Mr. Siegel to receive an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

Mr. Siegel’s employment agreement further provides for payments to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change of Control.

The complete text of the D. Siegel Employment Agreement, dated as of November 8, 2017, was filed with the SEC on November 9, 2017 as an exhibit to the Form 10-Q for the nine months ended September 30, 2017. The D. Siegel Employment Agreement is incorporated herein by reference and the foregoing description of such agreement is qualified in its entirety by the text of such agreement.

Laurence Winoker

During 2018, Laurence Winoker was employed by us as our Senior Vice-President — Finance, Treasurer and Chief Financial Officer pursuant to an employment agreement dated as of June 28, 2007, as amended as of March 8, 2010 and April 12, 2012, as amended and restated as of September 10, 2015 and as amended November 8, 2017 (the “Winoker Amended and Restated Employment Agreement”).

The Winoker Amended and Restated Employment Agreement provides for an annual base salary of $425,000 for 2018 and an Annual Adjusted IBIT Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses. The Winoker Amended and Restated Employment Agreement also provides for certain perquisites including Company-paid automobile related expenses.

The Winoker Amended and Restated Employment Agreement further provides for payments to Mr. Winoker upon the termination of his employment as described under Potential Payments Upon Termination or Change of Control.

The complete text of Mr. Winoker’s employment agreement, dated as of June 28, 2007, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the first amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010. The complete text of the second amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated April 16, 2012. The complete text of the Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated September 16, 2015. The complete text of the amendment to the Amended and Restated Employment Agreement was filed with the SEC on November 9, 2017 as an exhibit to the Form 10-Q for the nine months ended September 30, 2017. Mr. Winoker’s employment agreement, the first amendment to his employment agreement, the second amendment to his employment agreement, the Amended and Restated Employment Agreement and the amendment to the Amended and Restated Employment Agreement are incorporated herein by reference and the foregoing descriptions of such agreements are qualified in their entirety by the text of such agreements.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED DECEMBER 31, 2018

The following table sets forth information regarding grants of plan-based compensation to the NEOs during 2018.

Name	Grant date		Estimated possible payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Kay
Annual Incentive Plan			$450,000	$900,000	$1,600,000
Stock Options	March 2, 2018									150,000(3)	$13.75	679,650
Restricted shares	March 2, 2018								50,000(4)			687,500
Restricted shares	June 28, 2018								6,000(5)			78,300
Performance shares	June 28, 2018	(6)				42,000	56,000	84,000				730,800
Performance shares	August 8, 2018	(6)				28,500	38,000	57,000				452,200
Jeffrey Siegel
Annual Incentive Plan			618,750	1,237,500	2,227,500
Restricted shares	June 28, 2018								6,000(5)			78,300
Performance shares	June 28, 2018					4,500	6,000	9,000				78,300
Ronald Shiftan
Annual Incentive Plan			341,250	682,500	1,397,500
Daniel Siegel
Annual Incentive Plan			288,281	576,563	768,750
Restricted shares	June 28, 2018								4,500(5)			58,725
Performance shares	June 28, 2018					3,375	4,500	6,750				58,725
Laurence Winoker
Annual Incentive Plan			132,813	265,625	425,000
Restricted shares	June 28, 2018								4,500(5)			58,725
Performance shares	June 28, 2018					3,375	4,500	6,750				58,725

Notes:

(1)	The threshold, target and maximum payouts disclosed in the table above include the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus for each of the NEOs.

(2)

The threshold, target and maximum performance share awards represent possible future payouts of the Company’s common stock underlying performance share awards granted in 2018. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2018 through December 31, 2020), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. If the minimum financial goals are not met at the end of the three-year period, no awards will be paid out under the Amended and Restated 2000 Long Term Incentive Plan.

(3)

These options were granted under the Amended and Restated 2000 Long Term Incentive Plan pursuant to Mr. Kay’s employment agreement. The options vest in equal annual installments over three years on March 2, 2019, 2020 and 2021.

(4)

Represents restricted stock granted under the Amended and Restated 2000 Long Term Incentive Plan pursuant to Mr. Kay’s employment agreement. The restricted stock vests in equal installments on March 2, 2019, 2020 and 2021.

(5)

Represents restricted stock granted under the Amended and Restated 2000 Long Term Incentive Plan. The restricted stock vests in equal installments on the first, second, third and fourth anniversaries of the grant date.

(6)

These performance shares were granted under the Amended and Restated 2000 Long Term Incentive Plan and include performance shares granted pursuant to Mr. Kay’s employment agreement, as well as additional performance shares granted to further incentivize Mr. Kay’s performance.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED DECEMBER 31, 2018

	Option Awards		Restricted Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on Vesting ($)
Robert Kay	-	$ -	-	$ -
Jeffrey Siegel	15,000	107,250	12,229	146,119
Ronald Shiftan	15,000	83,250	10,562	129,399
Daniel Siegel	-	-	8,896	112,689
Laurence Winoker	5,000	33,250	4,948	62,357

OUTSTANDING EQUITY AWARDS HELD BY NEOs AT DECEMBER 31, 2018

	Option Awards						Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Robert Kay

Stock Options	-		150,000	(1)	13.75	March 2, 2028

Restricted Shares							50,000	(2)	501,500	(3)

							6,000	(4)	60,180	(3)

Performance Shares											56,000	(5)	561,680	(3)

											38,000	(6)	381,140	(3)
Jeffrey Siegel

Stock Options	100,000	(7)			13.27	May 6, 2020

	150,000	(8)			11.73	March 3, 2021

	30,000	(9)			11.64	April 30, 2022

	24,000	(10)			12.79	May 6, 2023

	100,000	(11)			18.04	March 11, 2024

	16,000	(12)			19.10	April 29, 2024

	50,000	(13)	25,000	(13)	16.60	January 1, 2027

Restricted Shares							1,250	(14)	12,538	(3)

							3,000	(15)	30,090	(3)

							3,334	(16)	33,440	(3)

							4,500	(17)	45,135	(3)

							6,000	(4)	60,180	(3)

Performance Shares											6,000	(18)	60,180	(3)

											6,000	(19)	60,180	(3)

											6,000	(5)	60,180	(3)

	Option Awards					Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Ronald Shiftan

Stock Options	50,000	(7)		13.27	May 6, 2020

	20,000	(20)		10.79	June 15, 2021

	20,000	(9)		11.64	April 30, 2022

	16,000	(10)		12.79	May 6, 2023

	16,000	(12)		19.10	April 29, 2024

	50,000	(21)		13.26	January 1, 2021

Restricted Shares						1,250	(14)	12,538	(3)

						3,000	(15)	30,090	(3)

						4,500	(17)	45,135	(3)

Performance Shares										6,000	(18)	60,180	(3)

										6,000	(19)	60,180	(3)
Daniel Siegel

Stock Options	25,000	(7)		13.27	May 6, 2020

	10,000	(9)		11.64	April 30, 2022

	16,000	(10)		12.79	May 6, 2023

	16,000	(12)		19.10	April 29, 2024

Restricted Shares						1,250	(14)	12,538	(3)

						3,000	(15)	30,090	(3)

						4,500	(17)	45,135	(3)

						4,500	(4)	45,135	(3)

Performance Shares										6,000	(18)	60,180	(3)

										6,000	(19)	60,180	(3)

										4,500	(5)	45,135	(3)
Laurence Winoker

	25,000	(22)		2.19	April 2, 2019

	20,000	(7)		13.27	May 6, 2020

	10,000	(20)		10.79	June 15, 2021

	10,000	(9)		11.64	April 30, 2022

	8,000	(10)		12.79	May 6, 2023

	8,000	(12)		19.10	April 29, 2024

Restricted Shares						625	(14)	6,269	(3)

						2,000	(15)	20,060	(3)

						3,000	(17)	30,090	(3)

						4,500	(4)	45,135	(3)

Performance Shares										4,000	(18)	40,120	(3)

										4,000	(19)	40,120	(3)

										4,500	(5)	45,135	(3)

Notes:

(1)	This option was granted on March 2, 2018 and vests 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(2)	These restricted shares were granted on March 2, 2018 and vest 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(3)

Calculated using a price per share of $10.03, the closing market price of the Company’s common stock as reported by the Nasdaq Stock Market on December 31, 2018, the end of the Company’s last completed fiscal year.

(4)	These restricted shares were granted on June 28, 2018 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(5)

These performance share awards were granted on June 28, 2018. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2018 through December 31, 2020), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance share awards vesting at 100% of the target.

(6)

These performance share awards were granted on August 8, 2018. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2018 through December 31, 2020), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance share awards vesting at 100% of the target.

(7)	This option was granted on May 7, 2010 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(8)	This option was granted on March 4, 2011 and vested 33% a year in three equal annual installments on each of December 31, 2011, 2012 and 2013.
(9)	This option was granted on May 1, 2012 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(10)	This option was granted on May 7, 2013 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(11)	This option was granted on March 13, 2014 and vested 33% a year in three equal annual installments commencing on December 31, 2014.
(12)	This option was granted on April 30, 2014 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(13)	This option was granted on January 12, 2017 and vests 33% a year in three equal annual installments on each of December 31, 2017, 2018 and 2019.
(14)	These restricted shares were granted on June 10, 2015 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(15)	These restricted shares were granted on June 9, 2016 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(16)	These restricted shares were granted on January 12, 2017 and vest 33% a year in three equal annual installments on each of December 31, 2017, 2018 and 2019.
(17)	These restricted shares were granted on June 22, 2017 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(18)

These performance share awards were granted on June 9, 2016. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2016 through December 31, 2018), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance share awards vesting at 100% of the target.

(19)

These performance share awards were granted on June 22, 2017. These awards will vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2017 through December 31, 2019), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance share awards granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance share awards vesting at 100% of the target.

(20)	This option was granted on June 16, 2011 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(21)	This option was granted on December 31, 2015 and vested 33% a year in three equal annual installments on each of December 31, 2016, 2017 and 2018.
(22)	This option was granted on April 3, 2009 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plans as of December 31, 2018.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants or Rights(1)	Weighted-Average Exercise Price of Outstanding Options (2)	Number of Shares of Common Stock Remaining Available for Future Issuance

Equity Compensation Plan Approved by Security Holders	2,057,756	$13.87	946,109

Equity Compensation Plan Not Approved by Security Holders	-	-	-

Total	2,057,756	$13.87	946,109

(1)

Securities reported in this column include outstanding options to purchase 1,548,825 shares of common stock as well as 508,931 deferred stock awards, the maximum number of performance-based deferred stock awards that may be issued where the underlying shares have not been issued as the period over which performance is determined has not yet expired.

(2)	The weighted average exercise price takes into account option awards but not the shares subject to performance-based deferred stock awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The employment agreements that we have entered into with each of the NEOs require us to make certain payments to these individuals in the event of a termination of their employment or a change of control of the Company. We believe that the arrangements with respect to a change of control are appropriate to allow the NEOs to focus on our interests in a change of control situation without distractions relating to their employment. Notwithstanding provisions contained in the respective NEO’s employment agreements, all equity awards are subject to the provisions of the Amended and Restated 2000 Long-Term Incentive Plan, as it may be amended from time to time.

The following table shows estimated payments that would have been made to each of our NEOs pursuant to their employment agreements as of December 31, 2018 under various scenarios involving a termination of employment or a change of control of the Company, assuming that each individual’s employment was terminated or a change of control of the Company had occurred on December 31, 2018 and using the closing market price of our common stock as of December 31, 2018:

Upon Termination as a Result of a Disability

Payment	Robert Kay	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Cash severance	$400,000	$6,682,500	$3,997,500	$256,250	$212,500

Awarded but unpaid bonus	-	-	-	-	-

Options (intrinsic value)	-	-	-	-	-

Restricted shares (intrinsic value)	-	181,383	87,763	-	-

Accrued salary	18,462	22,846	15,000	11,827	9,808

Accrued vacation	122,530	139,133	25,000	19,712	16,346

Insurance or professional fee reimbursement	-	100,000	-	-	-

TOTAL	$540,992	$7,125,862	$4,125,263	$287,789	$238,654

Upon Termination as a Result of a Death

Payment	Robert Kay	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Cash severance	$ -	$6,682,500	$3,997,500	$ -	$ -

Awarded but unpaid bonus	-	-	-	-	-

Options (intrinsic value)	-	-	-	-	-

Restricted shares (intrinsic value)	-	181,383	87,763	-	-

Accrued salary	18,462	22,846	15,000	11,827	9,808

Accrued vacation	122,530	139,133	25,000	19,712	16,346

TOTAL	$140,992	$7,025,862	$4,125,263	$31,539	$26,154

Upon Termination by the Company for Cause or by the Executive Without Good Reason

Payment	Robert Kay	Jeffrey Siegel	Ronald Shiftan	Daniel Siegel	Laurence Winoker

Awarded but unpaid bonus	$ -	$ -	$ -	$ -	$ -

Accrued salary	18,462	22,846	15,000	11,827	9,808

Accrued vacation	122,530	139,133	25,000	19,712	16,346

TOTAL	$140,992	$161,979	$40,000	$31,539	$26,154

Upon Termination as a Result of a Change of Control of the Company by the Company without Cause or by the Executive for Good Reason

Payment	Robert Kay	Jeffrey Siegel	Ronald Shiftan (3)	Daniel Siegel	Laurence Winoker

Cash severance	$3,400,000	$6,682,500	$3,997,500	$2,178,125	$1,381,250

Awarded but unpaid bonus	-	-	-	-	-

Options (intrinsic value)	-	-	-	-	-

Restricted shares (intrinsic value)	561,680	181,383	87,763	132,898	101,554

Health benefits	4,639	6,332	-	8,580	6,037

Insurance or professional fee reimbursement	-	100,000	-	-	-

Accrued salary	18,462	22,846	15,000	11,827	9,808

Accrued vacation	122,530	139,133	25,000	19,712	16,346

TOTAL	$4,107,311	$7,132,194	$4,125,263	$2,351,142	$1,514,995

Upon All Other Termination by the Company or by the Executive for Good Reason

Payment	Robert Kay (1)	Jeffrey Siegel (2)	Ronald Shiftan (3)	Daniel Siegel (4)	Laurence Winoker(5)

Cash severance	$3,400,000	$6,682,500	$3,997,500	$2,178,125	$1,381,250

Awarded but unpaid bonus	-	-	-	-	-

Options (intrinsic value)	-	-	-	-	-

Restricted shares (intrinsic value)	561,680	181,383	87,763	132,898	101,554

Health benefits	4,639	6,332	-	8,580	6,037

Insurance or professional fee reimbursement	-	100,000	-	-	-

Accrued salary	18,462	22,846	15,000	11,827	9,808

Accrued vacation	122,530	139,133	25,000	19,712	16,346

TOTAL	$4,107,311	$7,132,194	$4,125,263	$2,351,142	$1,514,995

Notes:

(1)

$800,000 of such cash severance amount would be payable to Mr. Kay pursuant to his current employment agreement if the agreement were terminated by non-renewal upon the expiration of the term of his employment under his employment agreement.

(2)

$3,521,148 of such cash severance amount would be payable to Mr. Siegel pursuant to his current employment agreement if the agreement were terminated by non-renewal upon the expiration of the term of his employment under his employment agreement.

(3)

Pursuant to the Retirement Agreement, the Company could not terminate Mr. Shiftan’s employment without cause on December 31, 2018. The amounts in the table reflect the severance payable if Mr. Shiftan had terminated his employment for good reason on December 31, 2018. Mr. Shiftan received severance payments and benefits on account of his termination of employment on March 15, 2019 as described below.

(4)

$512,500 of such cash severance amount would be payable to Mr. Siegel pursuant to his employment agreement if the agreement were terminated by non-renewal upon expiration of the term of his employment under his employment agreement.

(5)

$425,000 of such cash severance amount would be payable to Mr. Winoker pursuant to his employment agreement if the agreement were terminated by non-renewal upon expiration of the term of his employment under his employment agreement.

Robert B. Kay

Robert B. Kay’s employment agreement, dated as of December 23, 2017, contains the following provisions regarding the termination of his employment and a change of control of the Company.

Termination for Cause; Resignation Without Good Reason

If Mr. Kay’s employment is terminated by us for cause or if Mr. Kay resigns other than for good reason, Mr. Kay shall be entitled to be paid the following amounts (collectively, the “Kay Accrued Obligations”):

●	His salary accrued up to and including the date of termination or resignation of his employment;
●	An amount in lieu of any accrued but unused vacation time;
●	The amount of any unreimbursed expenses; and
●	All benefits that are accrued and vested through the date of termination under all employee benefit plans of the Company.

All payments, salary and other benefits thereunder shall cease as of the date of termination with the exception of the Kay Accrued Obligations.

Death

In the event of Mr. Kay’s death, then Mr. Kay’s estate shall receive payment of the Kay Accrued Obligations plus any Pro-Rated Performance Bonus (defined as follows) accrued through the effective date of his termination of employment to which Mr. Kay may be entitled. The “Pro-Rated Performance Bonus” for a particular fiscal year is the amount equal to the Annual Adjusted IBIT Performance Bonus for the fiscal year that would have been payable to Mr. Kay by the Company, as determined by the Board, if Mr. Kay’s employment had not been terminated during the year, pro-rated for the months during the year preceding the termination.

Termination Due to Disability

In the event of Mr. Kay’s total disability, we shall be entitled to terminate Mr. Kay’s employment. In the event that Mr. Kay’s employment is terminated due to total disability, in addition to the Kay Accrued Obligations, Mr. Kay shall receive an amount equal to his base salary for a period of six months from the date of termination (provided that such payment will be made in a lump sum if Mr. Kay’s termination due to total disability occurs within two years following a “Change of Control”, as defined in the Kay Employment Agreement) plus any Pro-Rated Performance Bonus (as defined above) accrued through the effective date of his termination of employment to which Mr. Kay may be entitled.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

In the event that (i) Mr. Kay’s employment is terminated by us without cause or (ii) his employment is terminated by Mr. Kay for good reason, in each case outside of the context of a Change of Control, then Mr. Kay shall be entitled to receive, conditioned (except with respect to the Kay Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The Kay Accrued Obligations;

●	Reimbursement for certain medical and dental benefits set forth in the Kay Employment Agreement for a period of 12 months;

●	2.0 times Mr. Kay’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination;

●

The Pro-Rated Performance Bonus (as defined above) for the fiscal year in which the effective date of the termination occurs, payable at the same time as the performance bonus for such fiscal year would otherwise have been paid; and

●	2.0 times an amount equal to 112.5% of Mr. Kay’s annual base salary in effect at the time of termination (such amount, the “Kay Target Bonus”).

Mr. Kay’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. Kay’s employment is terminated by reason of our failure to renew the term of his employment under his employment agreement, outside the context of a Change of Control, as defined below, then Mr. Kay shall be entitled to receive, conditioned (except with respect to the Kay Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company, as severance, an amount equal to:

●	The Kay Accrued Obligations;

●	Reimbursement for certain medical and dental benefits set forth in the Kay Employment Agreement for a period of 12 months;

●

1.0 times Mr. Kay’s base salary as in effect at the date of termination payable over a period of 12 months from the date of expiration of the initial term or any renewal term of his employment, as applicable; and

●

The Annual Adjusted IBIT Performance Bonus for the fiscal year in which the effective date of the expiration occurs, payable at the same time as the Annual Adjusted IBIT Performance Bonus for such fiscal year would otherwise have been paid.

Mr. Kay’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause; Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

In the event that Mr. Kay’s employment is terminated by Mr. Kay for good reason or by us without cause or by us upon expiration of the term following delivery of a notice of non-renewal, in each case upon or within two years following a Change of Control, Mr. Kay shall be entitled to receive, conditioned (except with respect to the Kay Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The Kay Accrued Obligations;

●

A cash payment equal to 2.0 times his annual base salary in effect at the effective date of the Change of Control, or if greater, 2.0 times his annual base salary in effect as of his termination of employment;

●

The Pro-Rated Performance Bonus (as defined above) for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Annual Adjusted IBIT Performance Bonus for such fiscal year would otherwise have been paid;

●	2.0 times the Kay Target Bonus (as defined above), using the greater of Mr. Kay’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control; and

●	Reimbursement for certain medical and dental benefits set forth in his employment agreement for a period of 12 months.

All of Mr. Kay’s then-outstanding stock options shall vest and become immediately exercisable and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP.

In the event that Mr. Kay’s employment is terminated by Mr. Kay for good reason or by us without cause or upon expiration of the term following delivery of a notice of non-renewal, and in each case, within 90 days following such termination, a Change of Control occurs, then Mr. Kay shall be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that termination is on account of our delivery of a notice of non-renewal, Mr. Kay shall be entitled to receive two times the Kay Target Bonus (as defined above), payable within 60 days following the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision) and (ii) by reason of such reduction, the net after-tax benefit to Mr. Kay shall exceed the net after-tax benefit to him if such reduction were not made.

Jeffrey Siegel

Jeffrey Siegel’s employment agreement dated as of March 12, 2014 and as amended and restated as of January 12, 2017 and as further amended on November 8, 2017 contains the following provisions regarding the termination of his employment and a change of control of the Company.

Termination for Cause; Resignation without Good Reason

If Mr. Siegel’s employment is terminated by us for cause or if Mr. Siegel resigns other than for good reason, Mr. Siegel shall be entitled to be paid the following amounts (collectively, the “J. Siegel Accrued Obligations”):

●	His base salary accrued up to and including the date of termination or resignation of his employment;
●	An amount in lieu of any accrued but unused vacation time; and
●	The amount of any unreimbursed expenses.

Notwithstanding anything to the contrary in his employment agreement, Mr. Siegel shall be entitled to exercise any then-outstanding stock options granted to Mr. Siegel that shall have vested on or prior to such termination or resignation of employment.

Termination by the Company without Cause; Resignation by the Executive for Good Reason; Termination due to Disability; Death

If Mr. Siegel’s employment is terminated (i) by us for any reason other than cause, (ii) by Mr. Siegel for good reason (in the case of (i) or (ii), outside the context of a “Change of Control,” as defined in the J. Siegel Amended and Restated Employment Agreement), (iii) by us or Mr. Siegel due to Mr. Siegel’s disability or (iv) by reason of Mr. Siegel’s death (collectively, a “Siegel Involuntary Termination”), Mr. Siegel shall be entitled to payment of the J. Siegel Accrued Obligations as well as the following severance payments (the “J. Siegel Severance Payments”), conditioned (except in the case of death) upon his execution and non-revocation of a release of all claims against the Company:

●	3.0 times his base salary;
●	3.0 times the “J. Siegel Target Bonus,” which includes both his Annual Individual Goal Bonus and Annual Adjusted IBIT Performance Bonus, in effect for the year in which the termination occurs; and
●

If termination occurs on or prior to June 30 of any year, a pro-rated amount of Mr. Siegel’s Annual Adjusted IBIT Performance Bonus for the year in which such Siegel Involuntary Termination occurs accrued to the date of termination and if termination occurs on or following July 1 of any year, the Annual Adjusted IBIT Performance Bonus for the year in which such Siegel Involuntary Termination occurs, accrued to the date of termination (without pro-ration).

These payments will be made in a lump sum within 60 days of termination, except for the pro-rated amount of Mr. Siegel’s Annual Adjusted IBIT Performance Bonus, which will be paid in the following calendar year pursuant to the terms of the J. Siegel Amended and Restated Employment Agreement. In addition, Mr. Siegel shall continue to participate, at our expense, in our health and medical plans and in any other benefits provided by us to Mr. Siegel at the time of such Involuntary Termination until the end of the term of his employment under his employment agreement or until Mr. Siegel obtains other employment, whichever occurs first. In addition, in the event of a Siegel Involuntary Termination, all of Mr. Siegel’s then outstanding stock options shall be immediately vested and exercisable and the restrictions on his restricted stock shall immediately terminate, to the extent permitted under the LTIP.

No J. Siegel Severance Payments shall be payable if Mr. Siegel’s employment with us ends at the expiration or non-renewal of the term of his employment under his employment agreement.

Siegel Involuntary Termination in Connection with Certain Changes of Control

If, during the term of his employment, we undergo a Change of Control and either (i) Mr. Siegel’s employment is, within two years thereafter, terminated under circumstances that would constitute a Siegel Involuntary Termination or Mr. Siegel’s employment is terminated upon expiration of the term following a notice of non-renewal provided by us, or (ii) Mr. Siegel undergoes a Siegel Involuntary Termination or Mr. Siegel’s employment is terminated upon expiration of the term following a notice of non-renewal provided by us and within 90 days of the Siegel Involuntary Termination or such expiration of the term we execute a definitive agreement to enter into a transaction the consummation of which would result in a Change of Control and such transaction is actually consummated, then Mr. Siegel shall be entitled to all payments and benefits as described above with respect to a Siegel Involuntary Termination, calculated using the J. Siegel Target Bonus for the year in which the Change of Control occurs, and using the greater of Mr. Siegel’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control. These payments and benefits, other than the J. Siegel Accrued Obligations, are conditioned upon his execution and non-revocation of a release of all claims against the Company. All of Mr. J. Siegel’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on his restricted stock shall immediately terminate, to the extent permitted under the LTIP. If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit to him if such reduction were not made.

Termination Due to Disability

In the event of Mr. Siegel’s disability, either we or Mr. Siegel shall be entitled to terminate Mr. Siegel’s employment. In the event that Mr. Siegel elects to terminate his employment due to disability, such termination shall be deemed to be an Involuntary Termination and Mr. Siegel shall be entitled to payment of the J. Siegel Accrued Obligations, the J. Siegel Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to our senior executives, applicable to Mr. Siegel at the time of his disability. All of Mr. Siegel’s then outstanding stock options shall be immediately vested and exercisable and the restrictions on his restricted stock shall immediately terminate, to the extent permitted under the LTIP.

Death

In the event of Mr. Siegel’s death, the J. Siegel Accrued Obligations and the J. Siegel Severance Payments shall be paid to Mr. Siegel’s beneficiary. Mr. Siegel’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to our senior executives, applicable to Mr. Siegel at the time of death. All of Mr. Siegel’s then outstanding stock options shall be immediately vested and exercisable and the restrictions on his restricted stock shall immediately terminate, to the extent permitted under the LTIP.

Termination upon Expiration of Term

If Mr. Siegel’s employment is terminated by reason of the expiration of the term of his employment under his employment agreement other than in connection with a Change of Control as described above, Mr. Siegel shall be entitled to payment of the J. Siegel Accrued Obligations. In addition, in such event, we shall pay Mr. Siegel as severance, conditioned upon his execution and non-revocation of a release of all claims against the Company, an amount equal to:

●	2.0 times his salary; and
●

2.0 times the average of the sum of the Annual Adjusted IBIT Performance Bonus and the Annual Individual Goal Bonus paid by us to Mr. Siegel, with respect to the year ending on the date on which Mr. Siegel’s employment is terminated by reason of the expiration of the term and each of the two immediately preceding years.

The former payment will be made in a lump sum within 60 days of termination, and the latter payment will be paid in the following calendar year pursuant to the terms of the J. Siegel Amended and Restated Employment Agreement. In addition, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable and the restrictions on his restricted stock shall immediately terminate.

Continuation of Life Insurance

Notwithstanding the termination of Mr. Siegel’s employment (other than for cause or by reason of his death) we shall continue to provide reimbursement for the premiums on the life insurance policies on the life of Mr. Siegel that we are required to provide reimbursement for pursuant to his employment agreement immediately prior to such termination. If Mr. Siegel’s employment is terminated for any reason other than by reason of his death, Mr. Siegel will have the right to assume the life insurance policy in his name owned by the Company.

Ronald Shiftan

The Shiftan Employment Agreement, as amended by the Retirement Agreement, contains the following provisions regarding the termination of Mr. Shiftan’s employment.

Termination for Cause; Resignation without Good Reason

If Mr. Shiftan’s employment is terminated by us for cause or if Mr. Shiftan resigns other than for good reason, Mr. Shiftan shall be entitled to be paid the following amounts (collectively, the “Shiftan Accrued Obligations”):

●	His salary accrued up to and including the date of termination or resignation of his employment;
●	An amount in lieu of any accrued but unused vacation time; and
●	The amount of any unreimbursed expenses.

Notwithstanding anything to the contrary in his employment agreement, Mr. Shiftan shall be entitled to exercise any then-outstanding stock options granted to him that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination

Pursuant to the Retirement Agreement, the Company may not terminate Mr. Shiftan’s employment without cause and severance is only payable under the Shiftan Employment Agreement if Mr. Shiftan’s employment is terminated (i) by Mr. Shiftan for good reason as defined in the Shiftan Employment Agreement, as amended by the Retirement Agreement, (ii) by us or Mr. Shiftan due to Mr. Shiftan’s disability or (iii) by reason of Mr. Shiftan’s death (such a resignation or termination being hereinafter referred to as a “Shiftan Involuntary Termination”), Mr. Shiftan shall be entitled to payment of the Shiftan Accrued Obligations as well as the following amounts (the “Shiftan Severance Payments”), conditioned (except in the case of death) upon his execution and non-revocation of a release of all claims against the Company:

●	3.0 times his annual base salary;
●	3.0 times his annual target bonus in effect for the year in which the termination occurs; and
●	The pro-rated Annual Adjusted IBIT Performance Bonus accrued to the date of termination.

In addition, Mr. Shiftan shall continue to participate, at our expense, in our health and medical plans and in any other benefits provided by us to Mr. Shiftan at the time of such Shiftan Involuntary Termination until the Retirement Date or until Mr. Shiftan obtains other employment, whichever occurs first. Furthermore, in the event of a Shiftan Involuntary Termination, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on Mr. Shiftan’s restricted shares shall immediately terminate, to the extent permitted under the LTIP.

Termination Due to Disability

In the event of Mr. Shiftan’s disability, either we or Mr. Shiftan shall be entitled to terminate Mr. Shiftan’s employment. In the event that Mr. Shiftan elects to terminate his employment due to disability, such termination shall be deemed to be a Shiftan Involuntary Termination and Mr. Shiftan shall be entitled to payment of the Shiftan Accrued Obligations, the Shiftan Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to Mr. Shiftan at the time of his disability. In addition, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on Mr. Shiftan’s restricted shares shall immediately terminate, to the extent permitted under the LTIP.

Death

In the event of Mr. Shiftan’s death, the Shiftan Accrued Obligations and the Shiftan Severance Payments shall be paid to Mr. Shiftan’s beneficiary. Mr. Shiftan’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability and life insurance plan applicable to Mr. Shiftan at the time of death. In addition, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and all restrictions on Mr. Shiftan’s restricted shares shall immediately terminate, to the extent permitted under the LTIP.

Upon the Retirement Date

In the event that Mr. Shiftan’s employment terminates on the Retirement Date, as long as Mr. Shiftan remains employed by the Company until the Retirement Date, (i) his unvested time-based equity awards will vest, (ii) his performance-based equity awards will vest to the extent that the applicable performance goals are obtained and will be pro-rated for the portion of the performance period ending on the Retirement Date, (iii) he will receive a lump sum payment equal to the sum of (a) $650,000 and (b) the average of the bonuses paid to him pursuant to the Shiftan Employment Agreement for each of 2016, 2017 and 2018, (iv) he will be eligible to receive reimbursement of up to six months of rental payments on an apartment that he maintains near the Company’s principal offices, and (v) he will be permitted to serve out the remainder of his term as a member of the Board (subject to the Board’s right to remove him for cause), in each case upon the effectiveness of a customary release executed by him on or after the Retirement Date but no later than April 22, 2019. On March 26, 2019, Mr. Shiftan executed the release and on April 3, 2019, Mr. Shiftan’s unvested stock options and unvested shares of restricted stock became fully vested. He also received 2,172 shares of restricted stock on April 3, 2019 as director compensation due to his change in director status as of March 16, 2019 to a non-employee director. In addition, on April 3, 2019, he received a lump sum severance payment equal to $1,107,991. Mr. Shiftan is eligible to receive reimbursement of rental payments through September 2019. A pro-rated portion of Mr. Shiftan’s outstanding deferred stock units will vest at the end of each performance period, based on the achievement of the applicable performance goals. Mr. Shiftan has continued to serve as a member of the Board since his termination of employment.

Daniel Siegel

Daniel Siegel’s employment agreement dated as of November 8, 2017 contains the following terms regarding the termination of his employment and a change of control of the Company.

General

If Mr. Siegel’s employment is terminated during the term of his employment agreement for any reason, we shall pay Mr. Siegel the following amounts (collectively, “D. Siegel Accrued Obligations”):

●	His base salary for the period accrued up to and including the date of termination of his employment;
●	An amount in lieu of any accrued but unused vacation time;
●	The amount of any unreimbursed expenses; and
●	All benefits that are accrued and vested through the date of termination under all employee benefit plans of the Company.

Death

If Mr. Siegel’s employment is terminated by reason of Mr. Siegel’s death, then Mr. Siegel’s estate shall receive payment of the amounts provided as Accrued Obligations plus any “Pro-Rated Performance Bonus” accrued through the effective date of his termination of employment to which Mr. Siegel may be entitled. The Pro-Rated Performance Bonus for a particular fiscal year is the amount equal to the Annual Adjusted IBIT Performance Bonus for the fiscal year that would have been payable to Mr. Siegel by the Company, as determined by the Board, if the agreement had not been terminated during the year, pro-rated for the months during the year preceding the termination.

Termination Due to Disability

In the event of Mr. Siegel’s total disability, we shall be entitled to terminate Mr. Siegel’s employment. In the event that Mr. Siegel’s employment is terminated due to total disability, contingent upon his execution and non-revocation of a release of all claims against the Company, in addition to the D. Siegel Accrued Obligations, Mr. Siegel shall receive an amount equal to his base salary for a period of six months from the date of termination (provided that such payment will be made in a lump sum if Mr. Siegel’s termination due to total disability occurs within two years following a “Change of Control,” as defined in the D. Siegel Employment Agreement) plus any Pro-Rated Performance Bonus accrued through the effective date of his termination of employment to which Mr. Siegel may be entitled.

Termination for Cause; Resignation without Good Reason

Upon any termination of Mr. Siegel’s employment either (i) voluntarily by Mr. Siegel (other than for good reason, as defined in the employment agreement) or (ii) by us for cause (as defined in the employment agreement), all payments, salary and other benefits thereunder shall cease at the date of termination, with the exception of the D. Siegel Accrued Obligations.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

In the event that (i) Mr. Siegel’s employment is terminated by us without cause, or (ii) his employment agreement is terminated by Mr. Siegel for good reason, in each case outside of the context of a Change of Control, then Mr. Siegel shall be entitled to receive, conditioned (except with respect to the D. Siegel Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The D. Siegel Accrued Obligations;
●	Certain medical and dental benefits set forth in Mr. Siegel’s employment agreement for a period of 12 months;
●	2.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination;
●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid; and

●	2.0 times an amount equal to 112.5% of Mr. Siegel’s annual base salary in effect at the time of termination (such amount, the “D. Siegel Target Bonus”).

Mr. Siegel’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. Siegel’s employment is terminated by reason of our failure to renew the term of his employment under his employment agreement, Mr. Siegel shall be entitled to receive, conditioned (except with respect to the D. Siegel Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company, as severance, an amount equal to:

●	The D. Siegel Accrued Obligations;
●	Certain medical and dental benefits set forth in the employment agreement for a period of 12 months;
●

1.0 times Mr. Siegel’s base salary as in effect at the date of termination payable over a period of 12 months from the date of expiration of the initial term or any renewal term of his employment, as applicable; and

●

The Annual Adjusted IBIT Performance Bonus for the fiscal year in which the effective date of the expiration occurs, payable at the same time as the Annual Adjusted IBIT Performance Bonus for such fiscal year would otherwise have been paid.

Mr. Siegel’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause in Connection with Certain Changes of Control; Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

In the event that Mr. Siegel’s employment is terminated by Mr. Siegel for good reason or by us without cause or upon expiration of the term following our delivery of a notice of non-renewal, in each case upon or within two years following a Change of Control, Mr. Siegel shall be entitled to receive, conditioned (except with respect to the D. Siegel Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The D. Siegel Accrued Obligations;
●

A cash payment equal to 2.0 times his annual base salary in effect at the effective date of the Change of Control, or if greater, 2.0 times his annual base salary in effect as of his termination of employment;

●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Annual Adjusted IBIT Performance Bonus for such fiscal year would otherwise have been paid;

●	2.0 times the D. Siegel Target Bonus, using the greater of Mr. Siegel’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control; and
●	Certain medical and dental benefits set forth in his employment agreement for a period of 12 months.

All of Mr. Siegel’s then-outstanding stock options shall vest and become immediately exercisable and all restrictions on his shares of restricted stock granted shall immediately terminate, subject to the terms of the LTIP.

In the event that Mr. Siegel’s employment is terminated by Mr. Siegel for good reason or by us without cause or upon expiration of the term following our delivery of a notice of non-renewal, and in each case, within 90 days following such termination, a Change of Control occurs, then Mr. Siegel shall be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that termination is on account of our delivery of a notice of non-renewal, Mr. Siegel shall be entitled to receive two times the D. Siegel Target Bonus, payable within 60 days following the change of control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision) and (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit to him if such reduction were not made.

Laurence Winoker

Laurence Winoker’s employment agreement dated as of June 28, 2007, as amended as of March 8, 2010, as amended as of April 12, 2012, as amended and restated as of September 10, 2015 and as amended as of November 8, 2017 contains the following terms regarding the termination of his employment and a change of control of the Company.

General

Without limiting the generality of the termination provisions contained in Mr. Winoker’s employment agreement, as amended and restated, if Mr. Winoker’s employment is terminated during the term of his employment agreement for any reason, we shall pay Mr. Winoker the following amounts (collectively, “Winoker Accrued Obligations”):

●	His base salary for the period accrued up to and including the date of termination of his employment;
●	An amount in lieu of any accrued but unused vacation time;
●	The amount of any unreimbursed expenses; and
●

The amount of any unpaid Annual Adjusted IBIT Performance Bonus or an Annual Individual Goal Bonus (each, a “Performance Bonus”), including any “Pro-Rated Performance Bonus” under the employment agreement. The Pro-Rated Performance Bonus for a particular fiscal year is the amount equal to the Performance Bonuses for the fiscal year that would have been payable to Mr. Winoker by the Company if the employment agreement had not been terminated during the year, pro-rated for the months during the year preceding the termination.

Death

If Mr. Winoker’s employment is terminated by reason of Mr. Winoker’s death, then Mr. Winoker’s estate shall receive payment for amounts provided as Winoker Accrued Obligations.

Termination Due to Disability

Mr. Winoker’s employment shall automatically terminate as a result of his total disability. In the event that Mr. Winoker’s employment is terminated due to total disability, in addition to the Winoker Accrued Obligations, Mr. Winoker shall receive an amount equal to his base salary for a period of six months from the date of termination.

Termination for Cause; Resignation Without Good Reason

Upon any termination of Mr. Winoker’s employment agreement either (i) voluntarily by Mr. Winoker (except if he is voluntarily terminating his employment for good reason) or (ii) by us for cause, all payments, salary and other benefits thereunder shall cease at the date of termination, with the exception of the Winoker Accrued Obligations, and any vested rights that Mr. Winoker may have at the time of discharge and termination pursuant to any insurance or other death benefit, bonus, retirement, severance pay or stock award plans or arrangements of the Company or any subsidiary, or any stock option plan or any options granted thereunder, or any other employee benefit program which rights shall continue to be governed by the provisions of such plans and arrangements.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

In the event that (i) Mr. Winoker’s employment is terminated by us without cause, or (ii) Mr. Winoker’s employment is terminated by Mr. Winoker for good reason, in each case outside of the context of a “Change of Control”, as defined in the Winoker Amended and Restated Employment Agreement, then Mr. Winoker shall be entitled to receive, conditioned (except with respect to the Winoker Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The Winoker Accrued Obligations;
●	Certain medical and dental benefits set forth in his amended and restated employment agreement for a period of 12 months;
●	2.0 times Mr. Winoker’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination;

●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid; and

●	2.0 times an amount equal to 62.5% of Mr. Winoker’s annual base salary in effect at the time of termination (such amount, the “Winoker Target Bonus”).

Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP.

Termination Upon Expiration of Term

If we do not offer employment to Mr. Winoker beyond the initial term or any renewal term, upon the normal expiration of the initial term or any renewal term of his employment, as applicable, Mr. Winoker shall be entitled to receive, conditioned (except with respect to the Winoker Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The Winoker Accrued Obligations;
●	Certain medical and dental benefits set forth in the Winoker Amended and Restated Employment Agreement for a period of 12 months;
●

An amount equal to Mr. Winoker’s base salary as in effect upon the expiration of the initial term or any renewal term of the Winoker Amended and Restated Employment Agreement, as applicable, payable over a period of 12 months from the expiration of the initial term or any renewal term, as applicable;

●

The Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid; and

●

Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by us to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause; Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If, during the term of Mr. Winoker’s employment, we undergo a Change of Control and either (i) upon or within two years thereafter, Mr. Winoker is terminated by the Company without cause, Mr. Winoker voluntarily terminates his employment for good reason, or Mr. Winoker’s employment terminates upon expiration of the term following a notice of non-renewal provided by us; or (ii) Mr. Winoker is terminated by us without cause, Mr. Winoker voluntarily terminates his employment for good reason, or Mr. Winoker’s employment terminates upon expiration of the term following delivery of a notice of non-renewal provided by us and within 90 days of the termination, we execute a definitive agreement to enter into a transaction the consummation of which would result in a Change of Control and such transaction is actually consummated, Mr. Winoker shall be entitled to receive, conditioned (except with respect to the Winoker Accrued Obligations) upon his execution and non-revocation of a release of all claims against the Company:

●	The Winoker Accrued Obligations;
●

A cash payment equal to 200% of Mr. Winoker’s annual base salary in effect at the effective date of the Change of Control or if greater, 200% of Mr. Winoker’s base salary in effect at the effective date of termination;

●

The Pro-Rated Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid;

●	2.0 times the Winoker Target Bonus payable within 60 days of termination; and
●	Certain medical and dental benefits set forth in his amended and restated employment agreement for a period of 12 months.

All of Mr. Winoker’s then-outstanding stock options shall vest and become immediately exercisable and all restrictions on his shares of restricted stock shall immediately terminate, subject to the terms of the LTIP. If, however, all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we shall reduce such payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision) and (ii) by reason of such reduction, the net after-tax benefit to Mr. Winoker shall exceed the net after-tax benefit to him if such reduction were not made.

Pay Ratio

In accordance with Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Robert Kay, our Chief Executive Officer (our “CEO”) in fiscal 2018:

●	The median of annual compensation of all employees excluding the CEO - $36,248.78
●	The annual total compensation of the CEO in 2018 - $3,446,450
●	The ratio of the CEO’s annual total compensation to the median employee’s compensation – 95.1:1

In order to determine the median employee from a compensation perspective, the Company collected cash compensation (salary and cash bonuses) paid in 2018 for all employees worldwide that were compensated during 2018, as of December 31, 2018 (the “determination date”). For those employees compensated in foreign currencies, exchange rates at year-end were used to convert their compensation into U.S. dollars. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal 2018 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the annualized compensation of our CEO, Mr. Robert Kay. Mr. Kay served as the Company’s CEO beginning on March 2, 2018. The annualized compensation of our CEO was calculated based on the annualized salary and annualized additional compensation components of the CEO as reported in the Summary Compensation Table.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Our Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2019. Ernst & Young has audited our financial statements since 1984.

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services and other services performed by the independent auditor. The policy provides for pre-approval by our Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, our Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Our Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services costing up to $50,000 provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2018 and 2017:

	2018	2017

Audit fees	$2,277,400	$1,880,500(1)

Audit-related fees	390,000	281,000

Tax fees	877,915	660,000

All other fees	2,000	2,000

TOTAL	$3,547,315	$2,823,500

(1)	Audit fees reported for 2017 have been adjusted for fees that were not finalized at the time of the filing date of the Company’s proxy statement for the 2018 Annual Meeting of Stockholders.

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of our financial statements, the quarterly reviews of our financial statements included in our Forms 10-Q, fees related to our annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit-related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees as well as other audit and due diligence procedures in connection with acquisitions or dispositions.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment of Ernst & Young to audit our financial statements for the fiscal year ending December 31, 2019, our Audit Committee reviewed past audit, audit related and other non-audit services performed during 2018. In selecting Ernst & Young, our Audit Committee carefully considered their independence. Our Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to our Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

If the stockholders do not ratify this appointment, our Audit Committee will reconsider whether to retain Ernst & Young, but may ultimately decide to retain them. Any decision to retain Ernst & Young or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of Ernst & Young, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2019 if it determines that it would be in the Company’s best interests.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

Our Board and Audit Committee unanimously recommend that stockholders vote FOR the ratification of the appointment of Ernst & Young.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors (the “Audit Committee”) reviewed and discussed the consolidated financial statements of the Company and our subsidiaries that are set forth in our 2018 Annual Report to Stockholders and in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2018 with our management and with Ernst & Young LLP, our independent registered public accounting firm.

Our Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements and the adequacy of internal controls.

Our Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with our management and with Ernst & Young LLP, referred to above, our Audit Committee recommended to our Board that we publish the consolidated financial statements of the Company and our subsidiaries for the year ended December 31, 2018 in our Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee
Michael J. Regan – Chair
John Koegel
Cherrie Nanninga

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, our Executive Chairman, are employed by us, as follows:

●

Clifford Siegel, a son of Jeffrey Siegel, is employed by us as our Executive Vice-President – Global Supply Chain. His compensation in 2018 included earned cash compensation of $535,056, a grant of 4,000 restricted shares of our common stock, and a grant of 4,000 performance share awards.

●

James Wells, a son-in-law of Jeffrey Siegel, is employed by us as our Executive Vice-President and President of the Kitchenware Division. His compensation in 2018 included earned cash compensation of $484,600, a grant of 2,500 restricted shares of our common stock, and a grant of 2,500 performance share awards.

As previously described, Jeffrey Siegel is also the father of Daniel Siegel, who is an NEO, and a cousin of Craig Phillips, who is a director. Other than these employment relationships, there were no transactions with related persons requiring disclosure pursuant to Item 404 of Regulation S-K.

RELATED-PARTY TRANSACTIONS

Our policies and procedures regarding transactions with related persons are set forth in writing in our Code of Ethics, as supplemented by the Code of Conduct, which requires that our Audit Committee must review and approve any “related party” transaction, as defined in Item 404(a) of Regulation S-K, before it is consummated. The Audit Committee of our Board is responsible for reviewing such policies and procedures pursuant to its charter, which states that the Audit Committee will “review and approve all related-party transactions required to be disclosed according to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.” We also attempt to identify related party transactions each year by requiring directors and executive officers to complete a questionnaire that provides relevant information to assist in identifying such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of any of our equity securities. Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations as to transactions consummated by the Company’s executive officers, directors and 10% stockholders during the year, we believe that all Section 16 filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during 2018.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company is providing stockholders with an advisory (non-binding) vote on the overall compensation of the Company’s named executive officers.

As described in detail under the heading “Compensation Discussion and Analysis – Compensation Philosophy and Objectives,” the Company’s compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A strong link between compensation and performance provides incentives for achieving short-term and long-term financial and business objectives and increasing the value of the Company’s common stock, thereby increasing value to the Company’s stockholders. The Company is committed to tying pay to performance. Reflecting this commitment, upon the recommendation of the Compensation Committee, in 2015 the Board of Directors restructured the Company’s historical equity compensation program to be a program consisting of a mix of 50% time-based restricted stock awards and 50% performance-based stock awards. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. The Company also uses other selected performance measures for the 2018 Annual Bonuses awarded pursuant to the Company’s Amended and Restated 2000 Incentive Bonus Compensation Plan and each executive’s employment agreement. Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2018 compensation of the Company’s named executive officers.

The Board requests stockholders indicate their support of the named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board asks its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and other related tables and disclosures.”

The “say-on-pay” vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee, which is comprised entirely of independent directors, value the opinions of its stockholders and to the extent there are any significant votes against any named executive officer compensation as disclosed in this Proxy Statement, the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The “say-on-pay” vote is proposed annually, and will be on the ballot for the 2020 Annual Meeting of Stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than January 7, 2020. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2020 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Secretary at our principal office no earlier than February 28, 2020 and no later than the close of business on March 29, 2020. However, in the event the 2020 Annual Meeting is scheduled to be held on a date before May 28, 2020, or after August 26, 2020, then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to the 2020 Annual Meeting and (2) the 10th calendar day following the day on which we first make public disclosure of the date of the 2020 Annual Meeting (or if that day is not a business day for the Company, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the 2020 Annual Meeting, and all proposals and nominations must be submitted to: Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530. The stockholder proponent must appear in person to present the proposal or nomination at the 2020 Annual Meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the 2020 Annual Meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2020 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2020 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF MATERIALS

We, in addition to some banks, brokers, and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report is sent to multiple stockholders in the same household unless we or such bank, broker or other nominee holder have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of either document to any stockholder upon request by writing the Company at the following address: Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, Attention: Mr. Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer; or by calling us at the following phone number: (516) 683-6000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

Our management does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies, subject to compliance with Rule 14a-4(c) of the Exchange Act. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Our financial statements are included in our Annual Report for the fiscal year ended December 31, 2018.

Upon the written request of any person who on the record date was a record owner of our common stock, or who represents in good faith that he or she was on such date a beneficial owner of our common stock, we will send to such person, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Mr. Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of our Board of Directors,

/s/ Sara Shindel
Sara Shindel
Secretary

Dated: April 30, 2019

Appendix A

Reconciliation of Non-GAAP Financial Measures

Consolidated Adjusted IBIT (in thousands):
Year Ended December 31,
2018
Income before income taxes and equity in earnings as reported	$509
Add back:
Loss on early retirement of debt	66
Restructuring expenses	2,324
Integration charges	681
Permitted acquisition related expenses	1,766
Warehouse relocation	2,725
Impairment of goodwill	2,205
Adjustment for additional purchase accounting amortization	1,791
Adjustment for amortization of new financing costs	1,442
Include:
Before tax equity earnings	1,671
Exclude:
Contingent consideration	(1,774)
Unrealized gain on foreign currency contracts	(1,942)

Adjusted IBIT	$11,464

	Year Ended December 31,
	2018	2017	2016
Net (loss) income as reported	$(1,720)	$2,154	$15,720
Subtract out:
Undistributed equity earnings, net	(545)	(379)	(544)
Add back:
Income tax provision	2,889	9,032	7,030
Interest expense	18,004	4,291	4,803
Depreciation and amortization	23,329	14,165	14,148
Impairment of goodwill	2,205	-	-
Stock compensation expense	4,135	3,390	2,942
Loss on early retirement of debt	66	110	272
Contingent consideration	(1,774)	-	-
Restructuring expenses	2,324	1,024	2,420
Severance expense	-	321	-
Warehouse relocation	2,725	667	-
Integration charges	681	-	-
Other permitted non-cash charges	1,510	-	-
Permitted acquisition related expenses, net of recoveries and acquisition not completed	1,766	2,616	435
Unrealized loss (gain) on foreign currency contracts	(1,942)	2,817	(745)

Consolidated adjusted EBITDA	$53,653	$40,208	$46,481

Pro forma Filament adjustment	3,326
Projected synergies	8,546

Consolidated adjusted EBITDA, before limitation	$65,525
Permitted non-recurring charge limitation	(605)

Consolidated adjusted EBITDA, after limitation	$64,920

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
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A	Proposals — The Board of Directors recommends a vote FOR all nominees for director, FOR Proposal 2, and FOR Proposal 3.

1. ELECTION OF DIRECTORS Nominees:
01 - Jeffrey Siegel	02 - Robert B. Kay	03 - Craig Phillips	04 - Bruce G. Pollack
05 - Michael J. Jeary	06 - John Koegel	07 - Cherrie Nanninga	08 - Dennis E. Reaves
09 - Michael J. Regan	10 - Michael Schnabel

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.	☐	☐	☐	3.	TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy materials for the Annual Meeting

of Shareholders are available at:

www.envisionreports.com/LCUT

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

PROXY — LIFETIME BRANDS, INC.

This Proxy is solicited on behalf of the Board of Directors

Jeffrey Siegel and Robert B. Kay and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present at the 2019 Annual Meeting, with respect to all shares of Common Stock, $.01 par value, of LIFETIME BRANDS, INC. standing in the name of the undersigned on the Company’s books at the close of business on April 29, 2019, at the Annual Meeting of Stockholders to be held at 1000 Stewart Avenue, Garden City, NY 11530, at 10:30 A.M., Eastern Time, on June 27, 2019 or at any adjournment(s) or postponement(s) thereof (the “2019 Annual Meeting”), as directed on the reverse side. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated April 30, 2019.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described 2019 Annual Meeting or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2019 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

(Continued and to be signed on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.